UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cullen/Frost Bankers, Inc.

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A Texas Financial Services Family

100 West Houston Street

San Antonio, Texas 78205

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 30, 2015

To the Shareholders of

CULLEN/FROST BANKERS, INC.:

The Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. (“Cullen/Frost”) will be held in the Commanders Room at Frost Bank, 100 West Houston Street, San Antonio, Texas 78205, on Thursday, April 30, 2015, at 11:00 a.m., San Antonio time, for the following purposes:

1.	To elect fourteen nominees to serve as Directors for a one-year term that will expire at the 2016 Annual Meeting of Shareholders;

2.	To approve the 2015 Omnibus Incentive Plan;

3.	To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost for the fiscal year that began January 1, 2015;

4.	To provide nonbinding approval of executive compensation; and

5.	To transact any other business that may properly come before the meeting.

The record date for the determination of the shareholders entitled to vote at the Annual Meeting, or any adjournments or postponements thereof, was the close of business on March 6, 2015. A list of all shareholders entitled to vote is available for inspection by a shareholder during regular business hours for ten days prior to the Annual Meeting at our principal offices at 100 West Houston Street, Suite 1270, San Antonio, Texas 78205. This list will be available at the meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. If you attend the meeting, you will have the right to revoke the proxy and vote your shares in person.

Shareholders of record may vote:

1.	By Internet: go to cfrvoteproxy.com; or

2.	By phone: call 1-866-390-5375 (toll-free); or

3.	By mail: complete and return the enclosed proxy card in the postage prepaid envelope provided.

If your shares are held in the name of a broker, bank or other shareholder of record, please follow the voting instructions that you receive from the shareholder of record entitled to vote your shares.

All shareholders are cordially invited to attend the Annual Meeting.

By Order of the Board of Directors,

STANLEY E. McCORMICK, JR.

Executive Vice President

Corporate Counsel and Secretary

Dated: March 23, 2015

i

A Texas Financial Services Family

100 West Houston Street

San Antonio, Texas 78205

PROXY STATEMENT FOR THE ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 30, 2015

INTRODUCTION

The Board of Directors of Cullen/Frost Bankers, Inc. (“Cullen/Frost” or the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders and any adjournment or postponement thereof. The meeting will be held in the Commanders Room at Frost Bank, 100 West Houston Street, San Antonio, Texas 78205, on Thursday, April 30, 2015 at 11:00 a.m., San Antonio time. This Proxy Statement and the accompanying proxy card will be mailed to shareholders beginning on or about March 23, 2015.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2015 ANNUAL MEETING OF SHAREHOLDERS:

This Proxy Statement for the 2015 Annual Meeting of Shareholders and our 2014 Annual Report to Shareholders are available at cfrvoteproxy.com.

We are pleased to provide access to our proxy materials on the Internet. We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This Proxy Statement for the 2015 Annual Meeting of Shareholders and our 2014 Annual Report to Shareholders are available at our proxy materials website at cfrvoteproxy.com. This website does not use any functions that identify you as a visitor to the website, and thus protects your privacy.

You have the option to vote and submit your proxy by the Internet. If you have Internet access, we encourage you to record your vote by the Internet. We believe it will be convenient for you, and it saves postage and processing costs. In addition, when you vote by the Internet, your vote is recorded immediately, and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted. If you do not vote by the Internet, please vote by telephone or by completing and returning the enclosed proxy card in the postage prepaid envelope provided. Submitting your proxy by either Internet, telephone or proxy card will not affect your right to vote in person if you decide to attend the Annual Meeting.

Record Date and Voting Rights

The close of business on March 6, 2015 has been fixed as the record date for the determination of shareholders entitled to vote at the Annual Meeting. The only class of securities of Cullen/Frost outstanding and entitled to vote at the Annual Meeting is our Common Stock, par value $0.01 per share. On March 6, 2015, there were 63,158,298 shares of Common Stock outstanding, with each share entitled to one vote.

Proxies

All shares of Cullen/Frost Common Stock represented by properly executed proxies, if timely returned and not subsequently revoked, will be voted at the Annual Meeting in the manner directed in the proxy. If a properly executed proxy does not specify a choice on a matter, the shares will be voted for the fourteen nominees to serve as Directors for a one-year term that will expire at the 2016 Annual Meeting of Shareholders, for the approval of the 2015 Omnibus Incentive Plan, for the ratification of Ernst & Young LLP to act as our independent auditors for the 2015 fiscal year, for the non-binding approval of executive compensation, and in the discretion of the persons named as proxies with respect to any other business that may properly come before the meeting.

A shareholder may revoke a proxy at any time before it is voted by delivering a written revocation notice to the Corporate Secretary of Cullen/Frost Bankers, Inc., 100 West Houston Street, San Antonio, Texas 78205. A shareholder who attends the Annual Meeting may, if desired, vote by ballot at the meeting, and such vote will revoke any proxy previously given.

Quorum and Voting Requirements

A quorum of shareholders is required to hold a valid meeting. If the holders of a majority of the issued and outstanding shares of Cullen/Frost Common Stock entitled to vote are present at the Annual Meeting in person or represented by proxy, a quorum will exist. Shares for which votes are withheld, as well as abstentions and broker non-votes, are counted as “present” for establishing a quorum.

Directors are elected by a plurality of the votes cast at the Annual Meeting. Accordingly, the nominees receiving the highest number of votes will be elected. In the election of Directors, votes may be cast “for” or “withhold authority” with respect to any or all nominees. Votes that are “withheld” will be excluded entirely from the vote and will have no effect on the outcome of the vote. Broker non-votes (as further discussed below) will have no effect on the outcome of this vote.

With respect to the approval of the 2015 Omnibus Incentive Plan, the affirmative vote of the holders of a majority of the shares of Cullen/Frost’s Common Stock entitled to vote on, and who vote for, against or expressly abstain with respect to this proposal, will be the act of the shareholders. In voting for this matter, shares may be voted “for”, “against” or “abstain”. An abstention will have the effect of a vote against this matter. Broker non-votes (as further discussed below) will have no effect on the outcome of this vote.

With respect to the ratification of Ernst & Young LLP to act as our independent auditors for the 2015 fiscal year, the affirmative vote of the holders of a majority of the shares of Cullen/Frost’s Common Stock entitled to vote on, and who vote for, against or expressly abstain with respect to this proposal, will be the act of the shareholders. In voting for this matter, shares may be voted “for”, “against” or “abstain”. An abstention will have the effect of a vote against this matter.

With respect to the resolution to provide nonbinding approval of executive compensation, the affirmative vote of the holders of a majority of the shares of Cullen/Frost’s Common Stock entitled to vote on, and who vote for, against or expressly abstain with respect to this proposal, will be the act of the shareholders. In voting for this matter, shares may be voted “for”, “against” or “abstain”. An abstention will have the effect of a vote against this matter. Broker non-votes (as further discussed below) will have no effect on the outcome of this vote. This resolution is advisory only and will not be binding upon Cullen/Frost or the Board of Directors.

Under the rules of the Financial Industry Regulatory Authority, Inc., member brokers generally may not vote shares held by them in street name for customers who do not provide voting instructions, and instead must submit a so-called “broker non-vote” unless they are permitted to vote the shares in their discretion under the rules of any national securities exchange of which they are members. Under the rules of the New York Stock Exchange, Inc. (“NYSE”), a member broker that holds shares in street name for customers has authority to vote on certain “routine” items if it has transmitted proxy-soliciting materials to the beneficial owner but has not received instructions from that owner. The proposal to ratify the selection of Ernst & Young LLP to act as Cullen/Frost’s independent auditors is a “routine” item, and the NYSE rules permit member brokers that do not receive instructions to vote on this item. However, the NYSE rules do not permit member brokers that do not receive instructions to vote on the election of Directors, on the approval of the 2015 Omnibus Incentive Plan, or on the shareholder advisory vote relating to executive compensation. Thus, it is very important that you cast your vote regarding all items of business proposed in the proxy.

Expenses of Solicitation

Cullen/Frost will pay the expenses of the solicitation of proxies for the Annual Meeting. In addition to the solicitation of proxies by mail, Directors, officers, and employees of Cullen/Frost may solicit proxies by telephone, facsimile, in person or by other means of communication. Cullen/Frost also has retained Okapi Partners LLC (“Okapi”) to assist with the solicitation of proxies. Directors, officers, and employees of Cullen/Frost will receive no additional compensation for the solicitation of proxies, and Okapi will receive a fee not to exceed $8,000.00, plus reimbursement for out-of-pocket expenses. Cullen/Frost has requested that brokers, nominees, fiduciaries and other custodians forward proxy-soliciting material to the beneficial owners of Cullen/Frost Common Stock. Cullen/Frost will reimburse these persons for out-of-pocket expenses they incur in connection with its request.

ELECTION OF DIRECTORS

(Item 1 On Proxy Card)

The following fourteen Directors have been nominated to serve for a new one-year term: Mr. R. Denny Alexander, Mr. Carlos Alvarez, Mr. Royce S. Caldwell, Mr. Crawford H. Edwards, Mr. Ruben M. Escobedo, Mr. Richard W. Evans, Jr., Mr. Patrick B. Frost, Mr. David J. Haemisegger, Ms. Karen E. Jennings, Mr. Richard M. Kleberg, III, Mr. Charles W. Matthews, Ms. Ida Clement Steen, Mr. Horace Wilkins, Jr. and Mr. Jack Wood. If any nominee is unable to serve, the individuals named as proxies on the enclosed proxy card will vote the shares to elect the remaining nominees and any substitute nominee or nominees designated by the Board.

The tables below provide information on each nominee.

Nominees for One-Year Term Expiring in 2016:

				Shares Owned(1)
Name	Age	Principal Occupation During Past Five Years	Director Since	Amount and Nature of Beneficial Ownership		Percent

R. Denny Alexander	69	Investments; former Chairman, Overton Bank & Trust and former Director, Overton Bancshares, Inc. (merged with Cullen/Frost)	1998	49,788	(2)	0.08%

Carlos Alvarez	64	Chairman and Chief Executive Officer, The Gambrinus Company	2001	333,738		0.52%

Royce S. Caldwell	76	Former Vice Chairman, AT&T Inc.	1994	6,538		0.01%

Crawford H. Edwards	56	General Manager of Edwards Geren Limited; President, Cassco Land Company	2005	263,309	(3)	0.41%

Ruben M. Escobedo	77	Former Senior Partner at Ruben Escobedo & Co., CPAs	1996	33,888	(4)	0.05%

Richard W. Evans, Jr.	68	Chairman of the Board, Chief Executive Officer and President of Cullen/Frost; Chairman of the Board and Chief Executive Officer of Frost Bank, a Cullen/Frost subsidiary	1993	1,048,117	(5,6)	1.65%

Nominees for One-Year Term Expiring in 2016 (continued):

Patrick B. Frost.	55	President, Frost Bank, a Cullen/ Frost subsidiary	1997	971,912	(5,7)	1.53%

David J. Haemisegger	61	President, NorthPark Management Company	2008	3,212		0.01%

Karen E. Jennings	64	Former Senior Executive Vice President, Advertising and Corporate Communications, AT&T Inc.	2001	5,838		0.01%

Richard M. Kleberg, III.	72	Investments	1992	40,163	(8)	0.06%

Charles W. Matthews	70	Former Vice President, General Counsel of Exxon Mobil Corporation	2010	4,032		0.01%

Ida Clement Steen	62	Investments	1996	6,000	(9)	0.01%

Horace Wilkins, Jr.	64	Former President, Special Markets, AT&T Inc.; former Regional President, AT&T Inc.	1997	4,138		0.01%

Jack Wood.	59	Investments; former President, Chief Executive Officer and Director of Western National Bank (acquired by Cullen/Frost in May 2014 and merged with Frost Bank in June 2014); Partner, Permian Enterprises, Ltd.	2014	1,000,000		1.57%

(1)	Beneficial ownership is stated as of January 29, 2015. The owners have sole voting and sole investment power for the shares of Cullen/Frost Common Stock reported unless otherwise indicated. The amount beneficially owned also includes deferred stock units granted to each non-employee Director, with delivery of the underlying Cullen/Frost Common Stock deferred until that Director ceases to be a member of the Board of Directors. The number of shares of Cullen/Frost Common Stock beneficially owned by all Directors, nominees and executive officers as a group is disclosed on page 38.

(2)	Includes 29,050 shares held by a limited partnership of which Mr. Alexander is the general partner and 17,000 shares held by a charitable foundation for which Mr. Alexander disclaims beneficial ownership.

(3)	Includes (a) 74,118 shares held by three trusts of which Mr. Edwards is a trustee (b) 53,617 shares held by a trust of which Mr. Edwards is the trustee and for which voting and investment power rests with the majority of three trustees of the trust.

(4)	Includes 2,150 shares for which Mr. Escobedo shares voting and investment power with his wife.

(5)	Includes the following shares allocated under the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc., for which each beneficial owner has both sole voting and sole investment power: Mr. Richard W. Evans, Jr. 58,541 and Mr. Patrick B. Frost 29,828.

(6)	Includes 120,003 shares held by a family limited partnership of which the general partner is a limited liability company of which Mr. Evans is the sole manager.

(7)	Includes (a) 707,493 shares held by a limited partnership of which the general partner is a limited liability company of which Mr. Frost is the sole manager (b) 3,855 shares held by Mr. Frost’s children for which Mr. Frost is the custodian and (c) 630 shares held by Mr. Frost’s wife for which Mr. Frost disclaims beneficial ownership. With respect to the 707,493 shares held by a limited partnership, Mr. Frost has sole voting rights over all shares, sole investment power over 70,749 shares and shared investment power over 636,744 shares.

(8)	Includes 8,400 shares held by a family partnership for which Mr. Kleberg has sole voting and sole investment power.

(9)	Includes 200 shares in a trust for which Ms. Steen shares voting and investment power with her husband.

GENERAL INFORMATION ABOUT THE BOARD OF DIRECTORS

Meetings and Attendance

The Board of Directors had seven meetings in 2014. Each of Cullen/Frost’s current Directors attended 92% or more of the meetings of the Board and the Committees of the Board on which he or she served during 2014.

The Board of Directors has a policy which encourages all Directors to attend the Annual Meeting of Shareholders, and in 2014 each of Cullen/Frost’s current Directors attended the Annual Meeting of Shareholders.

Committees of the Board

The Board of Directors has six Committees, each of which is described in the chart below.

Committee	Members	Primary Responsibilities	Meetings in 2014

Audit	Ruben M. Escobedo (Chair) Royce S. Caldwell David J. Haemisegger Richard M. Kleberg, III	• Assists Board oversight of the integrity of Cullen/Frost’s financial statements, Cullen/Frost’s compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, and the performance of the independent auditors and Cullen/Frost’s internal audit function. • Appoints, compensates, retains and oversees the independent auditors, and pre-approves all audit and non-audit services.	6

Compensation and Benefits	Royce S. Caldwell (Chair) Ruben M. Escobedo Karen E. Jennings Charles W. Matthews	• Oversees the development and implementation of Cullen/Frost’s compensation and benefits programs. • Reviews and approves the corporate goals and objectives relevant to the compensation of the CEO, evaluates the CEO’s performance based on those goals and objectives, and sets the CEO’s compensation based on the evaluation. • Oversees the administration of Cullen/Frost’s compensation and benefits plans.	4

Corporate Governance and Nominating	Royce S. Caldwell (Chair) Ruben M. Escobedo Karen E. Jennings Charles W. Matthews	• Maintains and reviews Cullen/Frost’s corporate governance principles. • Oversees and establishes procedures for the evaluation of the Board. • Identifies and recommends candidates for election to the Board.	2

Executive	Richard W. Evans, Jr. (Chair) Royce S. Caldwell Patrick B. Frost	• Acts for the Board of Directors between meetings, except as limited by resolutions of the Board, Cullen/Frost’s Articles of Incorporation or By-Laws, and applicable law.	3

Committee	Members	Primary Responsibilities	Meetings in 2014

Risk(1)	Horace Wilkins, Jr. (Chair) Crawford H. Edwards Richard W. Evans, Jr. Patrick B. Frost Karen E. Jennings Jack Wood	• Oversees Cullen/Frost’s enterprise risk management framework, including policies, procedures, strategies and systems established to measure, mitigate, monitor and report major risks. • Assist Board oversight across the organization for the types of risks to which Cullen/Frost is exposed, including: credit, operational, compliance/regulatory, liquidity and reputation.	12	[1]

Strategic Planning	Richard W. Evans, Jr. (Chair) R. Denny Alexander Carlos Alvarez Royce S. Caldwell Charles W. Matthews	• Analyzes the strategic direction for Cullen/Frost, including reviewing short-term and long-term goals. • Monitors Cullen/Frost’s corporate mission statement and capital planning.	6

The Board has adopted written charters of the Audit Committee, the Compensation and Benefits Committee and the Corporate Governance and Nominating Committee. All of these charters are available at frostbank.com or in print to any shareholder making a request by contacting the Corporate Secretary, Stan McCormick at 100 West Houston Street, San Antonio, Texas 78205. The Board intends to adopt a written charter for the Risk Committee and it will be made available online and in print as specified in the immediately preceding sentence once available. As described in more detail below under “Certain Corporate Governance Matters—Director Independence,” the Board has determined that each member of the Audit Committee, the Compensation and Benefits Committee and the Corporate Governance and Nominating Committee is independent within the meaning of the rules of the NYSE. The Board has also determined that a majority of the members of the Risk Committee are independent within the meaning of the rules of the NYSE. The Board has also determined that each member of the Audit Committee is independent within the meaning of the rules of the SEC. In addition, the Board has determined that each member of the Audit Committee is “financially literate” and that at least one member of the Audit Committee has “accounting or related financial management expertise,” in each case within the meaning of the NYSE’s rules. The Board has also determined that Mr. Ruben M. Escobedo is an “audit committee financial expert” within the meaning of the SEC’s rules.

Leadership Structure

As provided in our Corporate Governance Guidelines, our Board selects its Chairman, Lead Director and CEO in a way that it considers to be in the best interests of Cullen/Frost. The Board does not have a policy on whether the role of Chairman and CEO should be separate or combined, but believes that the most effective leadership structure for Cullen/Frost is to combine these responsibilities. This structure avoids the potential confusion and conflict over who is leading the Company, both within the Company and when dealing with investors, customers and counterparties, and the duplication of efforts that can result from the roles being separated. The Board also believes that combining these roles in one person enhances accountability for the performance of Cullen/Frost. Furthermore, as Cullen/Frost has traditionally combined these roles (for some 30+ years now), separating them could cause significant disruption in oversight and lines of reporting. Nevertheless, depending upon the circumstances, the Board could choose to separate the roles of Chairman and CEO in the future.

[1]	Prior to January 2015, the Risk Committee existed as the Risk Committee of the Frost Bank Board. In January 2015, the Board of Directors approved the establishment of the Risk Committee as a joint Committee of the Boards of Directors of Cullen/Frost and Frost Bank. Accordingly, these 12 meetings were held when the Committee existed as the Risk Committee of Frost Bank.

To help ensure strong oversight by our non-management directors, our Audit Committee, Corporate Governance and Nominating Committee and Compensation and Benefits Committee are composed only of independent directors, and our Risk Committee is composed of a majority of independent directors. In accordance with our Corporate Governance Guidelines, the Chair of the Corporate Governance and Nominating Committee acts as the Lead Director and presides at executive sessions of non-management directors and presents to the full Board any matters that may need to be considered by the full Board. Mr. Royce S. Caldwell, the current Lead Director, also is the Chair of the Compensation and Benefits Committee and is a member of several other Board committees. As a result, the Lead Director is fully informed of all activities of the Board and all of its committees. In addition to presiding at the executive sessions of the non-management directors, the Lead Director also reviews the agenda, schedule and materials for each Board Meeting and Board committee meeting and executive session, and facilitates communication between the non-management directors and the Chairman and CEO.

The Board is responsible for overseeing all aspects of management of Cullen/Frost, including risk oversight, which is effected primarily through the Audit and Risk Committees. The Risk Committee assists the Board in fulfilling its responsibilities for oversight of the Company’s enterprise-wide risk management framework, including reviewing the Company’s overall risk appetite, risk management strategy and the policies and practices established by the Company’s management to identify and manage risk to the Company. The Audit Committee receives reports on, and reviews, Frost Bank’s principal risk exposure, including financial reporting, credit, and liquidity risk. Cullen/Frost management regularly discusses macro-and business-specific economic factors with the Audit Committee and the Risk Committee, as well as the potential impact of these factors on the risk profile (including the financial situation) of the Company. Cullen/Frost management also periodically reviews with the Board specific risk analyses, such as sensitivity and scenario analyses. In addition, the Audit Committee and the Risk Committee receive written packages and detailed oral postings on various types of risk and other matters (which come from a combination of the Company’s CEO, CFO, and Chief Risk Officer/Chief Credit Officer) at regularly scheduled meetings. The Board also interacts on a regular basis with executive officers, from both the control and line of business sides of Cullen/Frost. Furthermore, members of the Board of Cullen/Frost also serve as members of the Board of Directors of Frost Bank, and as such receive regular reports on the operations of Frost Bank. The Board of Directors of Frost Bank has additional committees that are not committees of the Board of Cullen/Frost. These Frost Bank Board committees have a majority of independent directors and review risks and approve policy exceptions in lending and trust services. Each standing committee of the Boards of Cullen/Frost and Frost Bank has oversight responsibility for risks inherent within its area of oversight. It is through these various channels that the Board seeks the necessary information to oversee the Company’s risk management.

Director Nomination Process

The Corporate Governance and Nominating Committee is responsible for identifying individuals qualified to become members of the Board of Directors and for recommending to the Board the nominees to stand for election as Directors.

In identifying Director candidates, the Corporate Governance and Nominating Committee may seek input from Cullen/Frost’s management and from current members of the Board. In addition, it may use the services of an outside consultant, although it has not done so in the past. The Corporate Governance and Nominating Committee will consider candidates recommended by shareholders. Shareholders who wish to recommend candidates may do so by writing to the Corporate Governance and Nominating Committee of Cullen/Frost Bankers, Inc., c/o Corporate Secretary, 100 West Houston Street, San Antonio, Texas 78205. Recommendations may be submitted at any time. The written recommendation must include the name of the candidate, the number of shares of Cullen/Frost Common Stock owned by the candidate and the information regarding the candidate that would be included in a proxy statement for the election of Directors pursuant to paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the SEC.

In evaluating Director candidates, the Corporate Governance and Nominating Committee initially considers the Board’s need for additional or replacement Directors. It also considers the criteria approved by the Board and set forth in Cullen/Frost’s Corporate Governance Guidelines, which include, among other things, the candidate’s personal qualities (in light of Cullen/Frost’s core values and mission statement), accomplishments and reputation in the business community, the fit of the candidate’s skills and personality with those of other Directors and candidates and the ability of the candidate to commit adequate time to Board and committee matters. The objective is to build a Board that is effective, collegial and responsive to the needs of Cullen/Frost and that includes a diversity of viewpoints, background, experience and other demographics. In addition, considerable emphasis is given to Cullen/Frost’s mission statement and core values, statutory and regulatory requirements, and the Board’s goal of having a substantial majority of independent directors.

The Corporate Governance and Nominating Committee evaluates all Director candidates in the same manner, including candidates recommended by shareholders. In considering whether candidates satisfy the criteria described above, the Committee will initially utilize the information it receives with the recommendation and other information it otherwise possesses. If it determines, in consultation with other Board members, including the Chairman, that more information is needed, it may, among other things, conduct interviews.

2014 Director Compensation

2014 Director Compensation Table

Name(1)	Fees earned or paid in cash(2) ($)	Stock Awards(3) ($)	Option Awards(4) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other	Total ($)

R. Denny Alexander	69,000	40,035	—	—	—	109,035

Carlos Alvarez	70,000	40,035	—	—	—	110,035

Royce S. Caldwell	103,500	40,035	—	—	—	143,535

Crawford H. Edwards	76,000	40,035	—	—	—	116,035

Ruben M. Escobedo	86,500	40,035	—	—	—	126,535

David J. Haemisegger	70,000	40,035	—	—	—	110,035

Karen E. Jennings	82,000	40,035	—	—	—	122,035

Richard M. Kleberg, III	76,000	40,035	—	—	—	116,035

Charles W. Matthews	76,000	40,035	—	—	—	116,035

Ida Clement Steen	77,500	40,035	—	—	—	117,535

Horace Wilkins, Jr.	89,500	40,035	—	—	—	129,535

Jack Wood	48,000	—	—	—	—	48,000

1.	Mr. Evans, Cullen/Frost’s Chief Executive Officer, and Mr. Frost, President of Frost Bank, are not included in this table because they are Named Executive Officers of Cullen/Frost and receive no compensation for their service as Directors. For further information on the compensation paid to Mr. Evans and Mr. Frost, as well as their holdings of stock awards and option awards, see the Summary Compensation Table (Page 33) and the Grants of Plan-Based Awards Table (Page 35).

2.	Amounts shown as Fees Earned or Paid in Cash represent fees paid for serving both on the Boards of Directors of Cullen/Frost and of Frost Bank.

3.	Amounts shown represent the grant date fair value of deferred Stock Units granted to the non-employee Directors during 2014. Each non-employee Director was granted 513 deferred Stock Units on April 24,

2014. The grant date fair value of each deferred Stock Unit was $78.04, which was the closing price of Cullen/Frost’s stock on that day. Mr. Wood was not a Director at the time the Deferred Stock Units were granted in 2014. He was elected to the Board in July of 2014.

4.	The following information indicates the aggregate number of deferred Stock Units previously awarded and outstanding for the following directors as of December 31, 2014:

•	R. Denny Alexander—3,738;

•	Carlos Alvarez—3,738;

•	Royce S. Caldwell—3,738;

•	Crawford H. Edwards—3,738;

•	Ruben M. Escobedo—3,738;

•	David J. Haemisegger—3,193;

•	Karen E. Jennings—3,738;

•	Richard M. Kleberg, III—3,738;

•	Charles W. Matthews—2,032;

•	Ida Clement Steen—3,738; and

•	Horace Wilkins, Jr.—3,738.

Cullen/Frost employees receive no fees for their services as members of the Board of Directors or any of its committees. Non-employee Directors receive an annual retainer fee of $39,000 and a fee of $4,000 for each Cullen/Frost Board meeting attended. In addition, non-employee Directors receive $1,000 for attending each meeting of a committee of the Board to which they have been appointed, except that the Chairman of the Audit Committee receives $1,500 for each meeting of the Audit Committee attended and all non-employee Committee Chairs receive an annual retainer fee of $7,500. Non-employee Directors are also eligible to receive stock-based compensation each year under Cullen/Frost’s 2007 Outside Directors Incentive Plan. In April 2014, each non-employee Director in office at that time received 513 deferred stock units. Upon retirement from Cullen/Frost’s Board of Directors, non-employee directors will receive one share of Cullen/Frost’s Common Stock for each deferred stock unit held. The deferred stock units were fully vested upon being awarded and will receive equivalent dividend payments as such dividends are declared on Cullen/Frost’s Common Stock.

In addition, each of the Cullen/Frost Directors serves on the Board of Directors of Frost Bank, a subsidiary of Cullen/Frost.

Other Directorships

The following are directorships held by nominees and Directors in public companies other than Cullen/Frost or in registered investment companies:

Mr. Escobedo	CST Brands, Inc.
Mr. Matthews	Trinity Industries, Inc. and Forestar Group, Inc.

Director Qualifications

All members of our Board have worked for all or substantial parts of their careers in Texas and have significant knowledge of the markets that we serve and extensive ties to local community and business leaders. Below is additional information about the qualifications of our Directors.

R. Denny Alexander	Director since 1998

During the past five years, Mr. Alexander’s principal occupation has been managing investments. Until 1998, he was the Chairman of Overton Bank & Trust and a Director of Overton Bancshares, Inc., a company which merged with Cullen/Frost. It is because of his experience in banking and wealth management, as well as his knowledge of the communities we serve, that the Board has concluded that Mr. Alexander should continue serving on the Board.

Carlos Alvarez	Director since 2001

Since 1986, Mr. Alvarez has been the Chairman and Chief Executive Officer of the Gambrinus Company, a highly successful brewer and beer sales and marketing organization based in San Antonio, Texas. Mr. Alvarez has extensive experience in all facets of the business, including a strong background in operations and sales. He has an exceptional understanding of the role marketing strategy and branding plays in the success of a company. It is because of his business acumen, as well as his knowledge of the communities we serve, that the Board has concluded that Mr. Alvarez should continue serving on the Board.

Royce S. Caldwell	Director since 1994

Until 2002, Mr. Caldwell was the Vice Chairman of AT&T, Inc. During his tenure with AT&T, he served as Chief Operating Officer and a Director, as well as Chairman and Chief Executive Officer of Ameritech, Pacific Bell Corp., Southern New England Corp., and Prodigy Corp. Mr. Caldwell also served as President and Chief Executive Officer of Southwestern Bell Corp. Until 2007, Mr. Caldwell was a Director of the Sabre Holdings Corporation, a travel marketing, distribution and technology company. It is because of his experience in business operations, management and telecommunications and years of experience at Cullen/Frost, as well as his knowledge of the communities we serve, that the Board has concluded that Mr. Caldwell should continue serving on the Board.

Crawford H. Edwards	Director since 2005

Since 2005, Mr. Edwards has been the President of Cassco Land Company and has been engaged in the investment and management of commercial real estate, agribusiness and oil and gas. He is a member of the Board of Directors of the National Finance Credit Corporation of Texas and a member of the Board of Directors of the Texas and Southwest Cattle Raisers Association. It is because of his experience in business operations and management, as well as his knowledge of the communities we serve, that our Board has concluded that Mr. Edwards should continue serving on the Board.

Ruben M. Escobedo	Director since 1996

Until 2010, Mr. Escobedo had been a certified public accountant for 47 years. He was Senior Partner at Ruben Escobedo & Co., CPAs. Mr. Escobedo is a former Director and Chairman of the Audit Committee, and a former member of the Executive Committee at Valero Energy Corporation. He is a Director and member of the Audit Committee at CST Brands, Inc. (the owner of a nationwide chain of convenience stores). It is because of his extensive and varied accounting experience and years of experience at Cullen/Frost, as well as his knowledge of the communities we serve, that our Board has concluded that Mr. Escobedo should continue serving on the Board.

Richard W. Evans, Jr.	Director since 1993

Mr. Evans has been the Chairman of the Board, Chief Executive Officer and President of Cullen/Frost since 1997. Mr. Evans is also the Chairman of the Board and Chief Executive Officer of Frost Bank. He was a member of the Federal Advisory Council to the Board of Governors of the Federal Reserve System in Washington, D.C. and a former member of the Board of Directors of the Federal Reserve Bank of Dallas. It is because of his experience in banking and years of experience at Cullen/Frost, as well as his knowledge of the communities we serve, that our Board has concluded that Mr. Evans should continue serving on the Board.

Patrick B. Frost	Director since 1997

Since 1993, Mr. Frost has been the President of Frost Bank. He is the Chairman of the Audit Committee of the University of Texas Health Science Center at San Antonio, Vice Chairman of the Santa Rosa Children’s Hospital Foundation and Chairman of the Free Trade Alliance of San Antonio. It is because of his experience in banking and his many years at Cullen/Frost, as well as his knowledge of the communities we serve, that our Board has concluded that Mr. Frost should continue serving on the Board.

David J. Haemisegger	Director since 2008

Since 1995, Mr. Haemisegger has been the President of the NorthPark Management Company, which manages NorthPark Center, a major shopping mall in Dallas, Texas. He is a member of the Board of Trustees and the Audit and Finance Committees at the Nasher Foundation and the Nasher Sculpture Center. Mr. Haemisegger is also a member of the Board of Trustees and the Finance and Executive Committees at the Hockaday School. In addition, Mr. Haemisegger is a former member of the Board of Trustees at the Dallas Museum of Art and a former member of the Board of Directors and the Audit, Loan and Executive Committees of the NorthPark National Bank. It is because of his experience in banking and real estate, as well as his knowledge of the communities we serve, that our Board has concluded that Mr. Haemisegger should continue serving on the Board.

Karen E. Jennings	Director since 2001

Until 2007, Ms. Jennings was the Senior Executive Vice President of Advertising and Corporate Communications of AT&T, Inc. During her tenure at AT&T, she also held the position of Senior Executive Vice President of Human Resources, Senior and Corporate Communications, and President—Missouri for Southwestern Bell Telephone Company. It is because of her experience in business operations, management and telecommunications experience, as well as her knowledge of the communities we serve, that our Board has concluded that Ms. Jennings should continue serving on the Board.

Richard M. Kleberg III	Director since 1992

During the past 30 years, Mr. Kleberg has been President and the Managing Partner of SFD Enterprises, LLC, a private investment partnership. He has over 30 years of experience in the banking business as a Director or part of an ownership group. He served on the Board and Audit Committee of the Abraxas Petroleum Corporation, a public company, for 16 years; as a Director and on various committees, including the Audit Committee, of Kleberg First National Bank for a period of approximately 18 years; as a Director and as a member of various committees, including the Investment/Finance and Compensation Committee of the King Ranch, Inc., for 14 years; and as a member of the Trinity University Board of Trustees and various committees, including the Finance and Audit Committee for over 25 years. In addition, he was a commercial lending officer at Frost Bank for ten years. It is because of his experience in banking and his years of experience at Cullen/Frost, as well as his knowledge of the communities we serve, that our Board has concluded that Mr. Kleberg should continue serving on the Board.

Charles W. Matthews	Director since 2010

Until 2010, Mr. Matthews was the Vice President and General Counsel of Exxon Mobil Corporation, having served in the law department for over 30 years. He continues to practice law and is a member of the Board of Trinity Industries, Inc., Forestar Group, Inc. and Children’s Health System of Texas. Mr. Matthews is former Chair of the University of Texas Development Board and is a member of the Board of the University of Texas System Foundation and is the current Chairman of the Ex-Students’ Association of the University of Texas. In 2012, Mr. Matthews was appointed by Speaker Joe Straus of Texas to serve on the Select Committee on Economic Development, a twelve person committee created by the Legislature to study economic development initiatives for the State of Texas. It is because of his experience in corporate governance and the in-depth knowledge of the opportunities and challenges facing energy companies, as well as his knowledge of the communities we serve, that our Board has concluded that Mr. Matthews should continue serving on the Board.

Ida Clement Steen	Director since 1996

Ms. Steen has investment experience derived from managing personal holdings for the past 40 years. She is regent emerita of the Texas A & M University System, where she served on the Finance Committee and as special liaison to the Texas Growth Fund Board. She is a director of the Texas A&M San Antonio Foundation and a member of the Board of Visitors of the MD Anderson Cancer Center. She also chaired the 2011 Texas Inaugural Committee as well as the 150th anniversary celebration of King Ranch, Inc. She served as chair of the board of trustees of San Antonio Academy and as vice chair and trustee of the Santa Rosa Children’s Hospital Foundation Endowment Fund. She served on the six-member Texas State Preservation Board, which is chaired by the governor and oversees the State Capitol, the Texas State History Museum and the Governor’s Mansion. By gubernatorial appointment, she sits on the three-member Texas Alcoholic Beverage Commission, the agency that regulates all phases of the alcoholic beverage industry in Texas. It is because of her experience in investing and her years of experience at Cullen/Frost, as well as her knowledge of the communities we serve, that our Board has concluded that Ms. Steen should continue serving on the Board.

Horace Wilkins, Jr.	Director since 1997

Until 2000, Mr. Wilkins was the President of Special Markets at AT&T, Inc. and a Regional President of AT&T, Inc. He is a member of the Board and Compensation and Benefits Committee of U.S. Sugar. It is because of his experience in business operations, management and telecommunications and his years of experience at Cullen/Frost, as well as his knowledge of the communities we serve, that our Board has concluded that Mr. Wilkins should continue serving on the Board.

Jack Wood	Director since 2014

Mr. Wood is the former president and chief executive officer of Western National Bank which was acquired by Cullen/Frost in May 2014 and merged with Frost Bank in June 2014. Mr. Wood is co-owner and director of Permian Enterprise, Inc. a family-owned, pipe coating business. In addition, he served as a partner in Southwest Convenience Stores, LLC, which owned 172 7-eleven stores throughout the Permian Basin until it was sold to Alon USA. It is because of his experience in banking and his outstanding leadership and entrepreneurial skills, along with his expertise in the energy and retail sector that the Board has concluded that Mr. Wood should continue serving on the Board.

Miscellaneous Information

There are no arrangements or understandings between any nominee or Director of Cullen/Frost and any other person regarding such nominee’s or Director’s selection as such.

CERTAIN CORPORATE GOVERNANCE MATTERS

Cullen/Frost believes that it has operated over the years with sound corporate governance practices that exemplify its commitment to integrity and to protect both the interests of its shareholders and the other constituencies that it serves. These practices include a substantially independent Board of Directors, periodic meetings of non-management Directors, and a sound and comprehensive code of conduct, which obligates Directors and all employees to adhere to the highest legal and ethical business practices. A review of some of Cullen/Frost’s corporate governance measures is set forth below.

Director Independence

The Board of Directors believes that a substantial majority of its members should be independent within the meaning of the NYSE’s rules. To this end, the Board reviews annually the relevant facts and circumstances regarding relationships between Directors and Cullen/Frost. The purpose of the Board’s review is to determine whether any Director has a material relationship with Cullen/Frost (either directly or as a partner, shareholder or officer of an organization that has a relationship with Cullen/Frost).

In connection with the Board’s latest review, the Board determined that the following Directors, who compose 85% of the Board, are independent within the meaning of the NYSE’s rules: Mr. R. Denny Alexander, Mr. Carlos Alvarez, Mr. Royce S. Caldwell, Mr. Crawford H. Edwards, Mr. Ruben M. Escobedo, Mr. David J. Haemisegger, Ms. Karen E. Jennings, Mr. Richard M. Kleberg, III, Mr. Charles W. Matthews, Ms. Ida Clement Steen, Mr. Horace Wilkins, Jr. and Mr. Jack Wood. Mr. Richard W. Evans, Jr. and Mr. Patrick B. Frost are not independent because they are executive officers of Cullen/Frost.

In making its independence determinations, the Board considers the NYSE’s rules, as well as the standards set forth below. The Board adopted these standards pursuant to the NYSE’s rules to assist in making independence determinations. For purposes of the standards, the term “Cullen/Frost Entity” means, collectively, Cullen/Frost and each of its subsidiaries.

Credit Relationships.    A proposed or outstanding relationship that consists of an extension of credit by a Cullen/Frost Entity to a Director or a person or entity that is affiliated, associated or related to a Director should not be deemed to be a material relationship if it satisfies each of the following criteria:

•	It is not categorized as “classified” by the Cullen/Frost Entity or any regulatory authority that supervises the Cullen/Frost Entity.

•

It is made on terms and under circumstances, including credit standards, that are substantially similar to those prevailing at the time for comparable relationships with other unrelated persons or entities and, if subject to the Federal Reserve Board’s Regulation O (12 C.F.R. Part 215), is made in accordance with Regulation O.

•

In the event that it was not made, in the case of a proposed extension of credit, or it was terminated in the normal course of the Cullen/Frost Entity’s business, in the case of an outstanding extension of credit, the action would not reasonably be expected to have a material adverse effect on the Director or the business, results of operations or financial condition of any person or entity related to such Director.

The Board of Directors determined that credit relationships with each of our independent Directors satisfied these criteria.

Non-Credit Banking or Financial Products or Services Relationships.    A proposed or outstanding relationship in which a Director or a person or entity that is affiliated, associated or related to a Director procures non-credit banking or financial products or services from a Cullen/Frost Entity should not be deemed to be a material relationship if it (i) has been or will be offered in the ordinary course of the Cullen/

Frost Entity’s business and (ii) has been or will be offered on terms and under circumstances that were or are substantially similar to those prevailing at the time for comparable non-credit banking or financial products or services provided by the Cullen/Frost Entity to other unrelated persons or entities. The Board of Directors determined that non-credit banking or financial products or services relationships with each of our independent Directors satisfied these criteria.

Property or Services Relationships.    A proposed or outstanding relationship in which a Director or a person or Entity that is affiliated, associated or related to a Director provides property or services to a Cullen/Frost Entity should not be deemed to be a material relationship if the property or services (i) have been or will be procured in the ordinary course of the Cullen/Frost Entity’s business and (ii) have been or will be procured on terms and under circumstances that were or are substantially similar to those that the Cullen/Frost Entity would expect in procuring comparable property or services from other unrelated persons or entities. The Board of Directors determined that the lease arrangements involving companies in which Mr. R. Denny Alexander, Mr. Crawford H. Edwards and Mr. Jack Wood have interests, as further described under Certain Transactions and Relationships on page 44, below, satisfied these criteria.

Meetings of Non-Management Directors

Cullen/Frost’s non-management Directors meet in executive sessions without members of management present at each regularly scheduled meeting of the Board. The Lead Director and Chairman of the Board’s Corporate Governance and Nominating Committee, who is currently Mr. Royce S. Caldwell, presides at the executive sessions.

Communications with Directors

The Board of Directors has established a mechanism for shareholders or other interested parties to communicate with the non-management Directors as a group and with the presiding non-management Lead Director. All such communications, which can be anonymous or confidential, should be addressed to the Board of Directors of Cullen/Frost Bankers, Inc., c/o Corporate Secretary, 100 West Houston Street, San Antonio, Texas 78205.

In addition, the Board of Directors has established a mechanism for shareholders or other interested parties that have concerns or complaints regarding accounting, internal accounting controls or auditing matters to communicate them to the Audit Committee. Such concerns or complaints, which can be anonymous or confidential, should be addressed to the Audit Committee of Cullen/Frost Bankers, Inc., c/o Corporate Secretary, 100 West Houston Street, San Antonio, Texas 78205.

For shareholders or other interested parties desiring to communicate with the non-management Directors, the presiding non-management Lead Director or the Audit Committee by e-mail, telephone or U.S. mail, please see the information set forth on Cullen/Frost’s website at frostbank.com. Alternatively, any shareholder or other interested party may communicate in writing by contacting the Corporate Secretary, Stan McCormick, at 100 West Houston Street, San Antonio, Texas 78205. These communications can be anonymous or confidential.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which reaffirm Cullen/Frost’s commitment to having strong corporate governance practices. The Guidelines set forth, among other things, the policies of the Board with respect to Board composition, selection of Directors, retirement of Directors, Director orientation and continuing training, executive sessions of non-management Directors, Director compensation and Director responsibilities. The Guidelines are available on Cullen/Frost’s website at frostbank.com or in print to any shareholder making a request by contacting the Corporate Secretary, Stan McCormick, at 100 West Houston Street, San Antonio, Texas 78205.

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics for Directors and Cullen/Frost employees, including Cullen/Frost’s Chief Executive Officer, Chief Financial Officer and principal accounting officer. The Code addresses, among other things, honest and ethical conduct, accurate and timely financial reporting, compliance with applicable laws, accountability for adherence to the Code and prompt internal reporting of violations of the Code. The Code prohibits retaliation against any Director, officer or employee who in good faith reports a potential violation. The Code is available on Cullen/Frost’s website at frostbank.com or in print to any shareholder making a request by contacting the Corporate Secretary, Stan McCormick at 100 West Houston Street, San Antonio, Texas 78205. As required by law, Cullen/Frost will disclose any amendments to or waivers from the Code that apply to its Chief Executive Officer, Chief Financial Officer and principal accounting officer by posting such information on its website at frostbank.com.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation and Benefits Committee Governance

Charter.    The charter of the Compensation and Benefits Committee is posted on Cullen/Frost’s website at frostbank.com.

Scope of authority.    The primary function of the Compensation and Benefits Committee is to assist the Board in fulfilling its oversight responsibility with respect to:

A.	establishing, in consultation with senior management, Cullen/Frost’s general compensation philosophy, and overseeing the development of Cullen/Frost’s compensation and benefits programs;

B.	overseeing the evaluation of Cullen/Frost’s executive management;

C.	reviewing and approving the corporate goals and objectives relevant to the compensation of the CEO, evaluating the performance of the CEO in light of those goals and objectives and setting the CEO’s compensation level based on this evaluation;

D.	making recommendations to the Board with respect to, and if appropriate under the circumstances, approving on behalf of the Board, non-CEO Executive Officer compensation and any adoption of or amendment to a material compensation or benefit plan, including any incentive compensation plan or equity based plan;

E.	discharging any duties or responsibilities imposed on the Committee by any of Cullen/Frost’s compensation or benefit plans;

F.	providing oversight of regulatory compliance with respect to compensation matters;

G.	reviewing and making recommendations to the Board with respect to the components and amount of Board compensation in relation to other similarly situated companies. The Board retains the authority to set director compensation and to make changes to director compensation;

H.	preparing any report or other disclosure required to be prepared by the Committee for inclusion in Cullen/Frost’s annual proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission; and

I.	preparing a summary of the actions taken at each Committee meeting to be presented to the Board at the next Board meeting.

Delegation authority.    Although the Committee approves the annual normal grant of stock options and restricted stock/restricted stock units to officers, it delegates authority to the CEO to allocate a specified pool of stock options to address special needs as they arise.

Role of executive officers.    After consulting with the Committee’s compensation consultant, the CEO recommends to the Committee base salary, target bonus levels, actual bonus payments and long-term incentive grants for Company officers. The Committee considers, discusses and modifies the CEO’s recommendations, as appropriate, and takes action on such proposals. The CEO does not make recommendations to the Committee on his own pay levels. The Committee, in executive session and without members of Company management present, determines the pay levels for the CEO to be ratified by the Board of Directors.

Role of compensation consultants.    The Committee retains Meridian Compensation Partners, LLC (“Meridian”) to serve as its outside compensation consultant.

The role of the Committee’s independent consultant, Meridian, is to serve and assist the Committee in its review and oversight of executive and director compensation practices and to assist the CEO and company management in reviewing, assessing, and developing recommendations for the Company’s executive compensation programs.

The nature and scope of services rendered by Meridian on the Committee’s behalf is described below:

•	Review of competitive market pay analyses, as needed, including executive compensation benchmarking services, proxy data studies, Board of Director pay studies, dilution analyses, and market trends;

•	Ongoing support with regard to the latest relevant regulatory, technical, and/or accounting considerations impacting compensation and benefit programs;

•	Assistance with the redesign of any compensation or benefit programs, if desired/needed;

•	Preparation for and attendance at selected management, committee, or Board of Director meetings; and

•	Other miscellaneous requests that occur throughout the year.

The Committee did not direct Meridian to perform the above services in any particular manner or under any particular method. The Committee has the final authority to hire and terminate its consultant, and the Committee evaluates the consultant annually.

Meridian did not provide any services for the Committee or the Company outside of the compensation consulting services outlined above.

In its January 2015 meeting, the Committee reviewed the independence of Meridian as its consultant. Specifically, the Committee took into account the six independence factors as adopted by the SEC in Rule 10C-1 under the Exchange Act and applicable NYSE rules. The Committee determined that Meridian is an independent adviser to the Committee.

The Committee’s consultant from Meridian attended all of the Committee meetings in 2014 and assisted the Committee with the market data and an assessment of executive compensation levels and program design, CEO compensation, and support on various regulatory and technical issues.

Compensation and Benefits Committee Interlocks and Insider Participation

Some of the members of the Compensation and Benefits Committee, and some of their associates, are current or past customers of one or more of Cullen/Frost’s subsidiaries. Since January 1, 2014, transactions between these persons and such subsidiaries have occurred, including borrowings. In the opinion of management, all of the transactions have been in the ordinary course of business, have had substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features. Additional transactions may take place in the future.

Compensation and Benefits Committee Report

The Compensation and Benefits Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into Cullen/Frost’s Annual Report on Form 10-K for the year ended December 31, 2014.

Royce S. Caldwell, Committee Chairman

Ruben M. Escobedo

Karen E. Jennings

Charles W. Matthews

Compensation Discussion and Analysis

Executive Summary

We are a financial holding company, headquartered in San Antonio, Texas, with well over 120 financial centers throughout Texas. We provide a wide range of banking, investment and insurance services to businesses and individuals in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, we have helped clients with their financial needs during three centuries. Over the years, we’ve grown significantly, but what hasn’t changed is our commitment to our values and to the relationships we’ve forged. Those relationships include our employees. We believe a key factor in our success is consistency—consistency in culture, philosophy and management and consistency in executive pay philosophy and practices.

At Cullen/Frost, we enjoy a strong history of sound and profitable performance. We believe everyone is significant at our Company and successful performance occurs when everyone works together as a team with common goals. As a result, our executive compensation programs generally focus on total company success. At Cullen/Frost, we believe in providing a “square deal” for our shareholders, customers and employees. Therefore, we generally target our executive compensation, at target, at approximately the 50th percentile of the external market while taking into account various other factors, including market conditions, company performance, internal equity, and individual experience levels, among other things. Because we believe our Company to be a safe and sound place to do business, we strive to avoid excessive risk, and do not offer executive compensation programs that would encourage the taking of such risks. Further, we believe that the consistency and continuity of our management team serves to enhance our conservative risk profile. The average tenure with the Company of the five Named Executive Officers included in this proxy statement is in excess of 35 years. Finally, we structure our executive compensation programs to align management and shareholder interests.

2014 was another great year for Cullen/Frost. Our Company achieved a strong net income of $278 million exceeding budgeted expectations and representing a 17% increase in earnings over the prior year.

During 2014, in light of our continued strong financial performance, the following decisions were made concerning compensation of the Named Executive Officers:

•	Increases to base pay approximating 5.6% on average, effective January 1, 2015;

•	Annual bonus payments for 2014 performance paid in 2015 at target due to the strong financial performance of our Company with net income that exceeded budgeted expectations; and

•	Long-term incentive award grants consisting of stock options and restricted stock with an equal grant value weighting consistent with our historical practice.

Additionally, and partially in response to our 2014 Say on Pay vote which is described further below, the Committee approved the following actions with regard to our change-in-control severance arrangements:

•	Removed the excise tax gross-up provision from all change-in control agreements, including the CEO and the Named Executive Officers; and

•	Added a “double-trigger” vesting provision in our 2015 Omnibus Incentive Plan for a change-in-control.

We believe that our executive compensation programs successfully balance elements of fixed compensation, short- and long-term incentives and benefit programs consistent with our core values of integrity, caring and excellence.

2014 Say On Pay Vote

The 2014 Annual Shareholders Meeting was held on April 24th. This marked the fourth annual “Say on Pay” vote by shareholders of Cullen/Frost. The shareholders showed their approval of the Company’s executive pay programs with 77% of all votes cast being in favor of approval of the executive pay programs. The Compensation and Benefits Committee (the “Committee”) and the Board were very appreciative of the positive vote and the strong message it delivered. The strong shareholder support has reaffirmed the Committee’s approach to executive compensation philosophy and programs. Accordingly, for 2014, the Committee has continued to administer the same conservative reward programs and to demonstrate the same consistent pay philosophies that have been in place historically. Additionally, and partially due to feedback we received as part of our 2014 “Say on Pay” vote, the Committee approved changes to our change-in-control severance arrangements as described in the Executive Summary above.

Named Executive Officers

This Compensation Discussion and Analysis is included to provide the material information necessary for our shareholders to understand the objectives and policies of Cullen/Frost’s compensation program for the CEO, the CFO and the other three most highly compensated executive officers of Cullen/Frost (collectively, the “Named Executive Officers”) and to describe how these policies were implemented for 2014 performance. The following executives were our “Named Executive Officers” for 2014:

Richard W. Evans, Jr.	Chairman of the Board, Chief Executive Officer, and President of Cullen/Frost; Chairman of the Board and Chief Executive Officer of Frost Bank
Phillip D. Green	Group Executive Vice President and Chief Financial Officer of Cullen/Frost; Group Executive Vice President and Chief Financial Officer of Frost Bank
David W. Beck, Jr.	President and Chief Business Banking Officer of Frost Bank
Richard Kardys	Group Executive Vice President and Executive Trust Officer of Frost Bank
Patrick B. Frost	President of Frost Bank

Significant 2015 Events

On January 27, 2015, the Board of Directors approved the appointment of Phillip D. Green as President of Cullen/Frost effective January 28, 2015. Mr. Green succeeds Richard W. Evans, Jr., who continues as Chairman of the Board of Directors and Chief Executive Officer of Cullen/Frost. On January 27, 2015, the Board of Directors also approved the appointment of Jerry Salinas as Chief Financial Officer, Principal Accounting Officer and Group Executive Vice President of Cullen/Frost effective January 28, 2015. Mr. Salinas has served as Treasurer of Cullen/Frost since 1997. On January 28, 2015, Cullen/Frost announced that David W. Beck, Jr. has elected to retire as President and Chief Business Banking Officer of Frost Bank. Mr. Beck’s retirement will be effective June 1, 2015.

Objectives of the Compensation Program

The Cullen/Frost compensation program is administered by the Committee. The objectives of the program are to:

•	Reward current performance;

•	Motivate future performance;

•	Enhance risk management;

•	Encourage teamwork;

•	Remain competitive as compared to the external marketplace;

•	Maintain a position of internal equity among our executive management team;

•	Effectively retain Cullen/Frost’s executive management team; and

•	Increase shareholder value by strategically aligning executive management and shareholder interests.

Design of the Total Compensation Program and Overview of Compensation Decisions made in 2014

Pay Philosophy

In general, it is Cullen/Frost’s compensation philosophy to generally target aggregate executive compensation at target for each of our executives at the 50th percentile of the external market (as described below). Actual compensation paid to executives reflects the Company’s performance versus market and therefore may fall above or below the 50th percentile in a given year. In addition to external competitiveness, the Committee evaluates the following factors when making compensation decisions for executive officers:

•	Performance (Company, segment and individual);

•	Internal equity;

•	Experience;

•	Strategic importance;

•	Technical implications such as tax, accounting, and shareholder dilution; and

•	Advice from the independent compensation consultants.

The Committee does not assign a specific weighting to these factors and may exercise its discretion when making compensation decisions for Named Executive Officers.

When reviewing the components of the compensation program, the Committee, together with Mr. Evans and the Director of Human Resources, works to ensure the total package is competitive with the external marketplace and remains balanced from an internal equity standpoint. However, the Committee believes that it is the total package that should be competitive, and not necessarily the individual elements.

Mr. Evans makes recommendations to the Committee on the pay levels of his direct reports (including the other Named Executive Officers) for the Committee’s review and approval. The Committee reviews a total compensation tally sheet for Mr. Evans annually. Cullen/Frost uses the tally sheet to inform the Committee on Mr. Evans’ total compensation and accumulated wealth from the Company’s equity and retirement benefit plans. Mr. Evans does not make recommendations to the Committee on his own pay levels. The Committee, in executive session and without members of Company management present, determines the pay levels for Mr. Evans to be ratified by the Board of Directors.

The Committee does not maintain a stated policy with regard to cash versus non-cash compensation. However, the allocation of cash and non-cash compensation for each of the Named Executive Officers is reviewed by the Committee annually.

In general, the Committee does not take into account amounts realizable from prior compensation when making future pay decisions. However, previous grant date amounts and values are considered, particularly when establishing long-term incentive award grants.

In light of the volatility in the U.S. financial markets in the last several years and the concern over executive compensation among financial institutions, the Committee has taken the additional measure of meeting annually with senior officers, including the Chief Risk Officer, as well as the Committee’s compensation consultant, to discuss the risk profile of our total executive compensation program for Named Executive Officers. For 2014, the Committee determined that the total compensation program, which balances fixed compensation (base pay and retirement benefits) and various forms of shorter- and longer-term incentive pay (annual cash bonus and equity compensation), did not encourage excessive or unnecessary risks.

Benchmarking and Peer Companies

Under the direction of the Committee, Cullen/Frost, together with Meridian Compensation Partners, LLC (Meridian) the Committee’s independent external compensation consultant conducts annual targeting of base pay, annual incentive pay, and long-term incentive pay. The competitiveness of other forms of pay is reviewed on a periodic basis, as determined by the Committee.

External market data is provided by Meridian. For purposes of benchmarking executive compensation, the Committee has determined that the external market should be defined as peer companies in the banking industry of a similar asset size to Cullen/Frost. For 2014, Meridian provided market data collected from public filings for the following 19 peer companies:

Associated Banc-Corp BOK Financial Corp* City National Corporation Comerica* Commerce Bancshares East West Bancorp* First Citizens BancShares*	First Horizon National First Niagara Financial* First Republic Bank* FirstMerit Corporation Popular* Prosperity Bancshares*	Signature Bank* SVB Financial Group Synovus Financial Corporation Umpqua Holdings* Webster Financial Zions Bancorporation*

The peer group used in 2014 represents a change from prior years. Due to the growth of the company over time, the decision was made to alter the peer group to better reflect peers of Cullen/Frost. Companies in the table above with “*” were added to the group for 2014. In addition, BancorpSouth, Inc., Bank of Hawaii Corporation, Cathay General Bancorp, Fulton Financial Corporation, Susquehanna Bancshares, Inc., TCF Financial Corporation, and Valley National Bancorp were removed from the peer group.

The 2014 peer group was developed based on the following criteria:

•

Size—Companies with assets comparable to Cullen/Frost. The median asset size of the peer group listed above is $26.6 billion as of December 31, 2013 as compared to Cullen/Frost’s asset size of $24.3 billion as of that same date.

•	Industry—Companies in the commercial banking industry sector.

•	Locality—Commercial banks headquartered across the United States.

•	Sample Size—A peer group with 15-20 companies.

Additionally, market data was collected by Meridian from multiple published survey sources representing national financial institutions of a similar asset size to Cullen/Frost. The Committee believes that the combination of peer company data and survey data reflects Cullen/Frost’s external market for business and executive talent. Accordingly, the Committee uses both of these sources when targeting Cullen/Frost’s executive target aggregate compensation at the 50th percentile of the external market. The Committee does not utilize any stated weighting of external market data relative to other factors to determine compensation levels of the Named

Executive Officers. Instead, the Committee, in consultation with Meridian evaluates the market data, along with the other factors listed previously to determine the appropriate compensation levels of the Named Executive Officers on an individual basis.

Relation of Pay Practices to Risk Management

Key elements of Cullen/Frost’s mission are to build long-term relationships based on safe, sound assets. In support of its mission, our Company has long adhered to compensation policies and practices, described below, that are designed to support strong risk management.

•

We pay base salaries to our employees that are competitive and that represent a significant portion of their compensation and, therefore, do not encourage excessive risk taking to increase compensation.

•

Cash annual incentive compensation, which represents a small percentage of the Company’s total revenue, is awarded to many employees within Cullen/Frost to encourage excellence in delivering value to our customers and sustained superior financial performance to our shareholders.

•

As our Company is dedicated to relationship banking, incentives for business line employees typically emphasize such factors as the level of client contact and success in meeting clients’ overall needs, as well as production volume.

•

Our employees as a group, through long-term equity-based awards and investment in Company stock under the 401(k) Plan (described below) for employees of Cullen/Frost and other holdings, are significant holders of Cullen/Frost stock.

Based on the points above, the Committee therefore does not believe that our compensation policies and practices encourage taking excessive or unnecessary risk. We regularly review all plans identified by Human Resources Officers as potentially creating risk, regardless of magnitude, particularly with respect to executive officers. Based on the structure of our Company’s longstanding compensation policies and practices, the Committee believes that those compensation policies and practices are not reasonably likely to have a material adverse effect on Cullen/Frost.

Elements of the Compensation Program

To ensure achievement of our executive compensation program objectives, compensation is provided to the Named Executive Officers in the following elements:

•	Base Pay;

•	Annual Incentive Pay;

•	Long-Term Incentive Pay;

•	Benefits;

•	Perquisites; and

•	Post-Termination Pay.

The purpose, design, determination of amounts, and 2014 pay decisions are described below.

Base Pay

Base pay is an important element of executive compensation because it provides executives with a base level of monthly income. As discussed in the Pay Philosophy section, internal and external equity, performance, experience, and other factors are considered when establishing base salaries. The Committee does not assign a specific weighting to these factors when making compensation decisions. Base salary changes are generally approved in October of each year and are effective January 1st of the following year. No specific weighting is targeted for base salaries as a percentage of total compensation.

During its Fall 2014 meeting in October, the Committee approved base pay increases for Mr. Evans and the other Named Executive Officers. The increases were based on external market data, internal equity, and each individual’s performance. The Committee observed that prior to the increases,

•	the base pay of Mr. Evans was in alignment with the 50th percentile of the external market;

•	the base pay of Mr. Green, Mr. Beck and Mr. Kardys was in alignment with the 60th percentile of the external market; and

•	the base pay levels for Mr. Frost was approximately equal to the 55th percentile of the external market.

The base pay increases approved by the Committee became effective January 1, 2015 and approximated an average of 5.6% of existing base pay, ranging from 0 % to 9.7%. There was no base pay increase awarded to Mr. Beck for 2015 due to his planned retirement from the company in 2015. Base pay levels for 2014 can be seen in the Summary Compensation Table.

Annual Incentive Pay

Annual incentive pay is provided to Named Executive Officers to recognize achievement of annual financial targets and is paid in accordance with the quantitative and qualitative terms of the Bonus Plan for the Chief Executive Officer and the Executive Management Bonus Plan, which covers the other Named Executive Officers. This award is paid in the form of a cash incentive payment.

The Bonus Plan for the Chief Executive Officer differs from that of the other Named Executive Officers. Both bonus plans are described in the sections that follow.

Bonus Plan for the Chief Executive Officer

Annually, during its first-quarter meeting, the Committee establishes a cap tied to net income for the Chief Executive Officer’s bonus, thereby directly relating the Chief Executive Officer’s annual incentive to the performance of Cullen/Frost. This measurement has historically been 0.8% of net income and, after the close of the fiscal year, the Committee then exercises only downward discretion to arrive at a bonus payment amount to Mr. Evans. Traditionally, the Committee has not paid a bonus at the full 0.8% of fiscal year net income, but closer to a target of 100% of his base salary earnings depending on the performance of the Company and Mr. Evans.

For 2014, the Committee again approved a cap of 0.8% of fiscal year net income for Mr. Evans’ bonus and a target bonus of 100% of his base salary earnings. To determine his annual incentive payment amount, the Committee exercised downward discretion based on the following qualitative measures approved by the Committee.

Performance Measures	Description
Operating Results	Provides direction to ensure that Cullen/Frost meets its financial goals, both in terms of achieving budgetary results and in its commitment to performance compared to its peers.

Leadership	Leads Cullen/Frost, setting a philosophy—based on the corporate culture—that is well understood, widely supported, consistently applied, and effectively implemented.

Strategic Planning	Establishes clear objectives and develops strategic policies to ensure growth in Cullen/Frost’s core business and expansion through appropriate acquisitions. Is committed to the utilization of advanced technology applications to support these growth goals, and maintains the long-term interest of Cullen/Frost in all actions.

Human Capital Management and Development

Ensures the effective recruitment of a diverse workforce, consistent retention of key employees and the ongoing motivation of all staff. Offers personal involvement in the recruiting process and provides feedback.

Communications	Serves as chief spokesperson for Cullen/Frost, communicating effectively with all of its stakeholders.

External Relations	Establishes and maintains relationships with the investment community to keep them informed on Cullen/Frost’s progress. Serves in a leadership role in civic, professional and community organizations. Reinforces key customer relationships through regular market visits and customer contacts.

Board Relations	Works closely with the Board of Directors to keep them fully informed on all important aspects of the status and development of Cullen/Frost. Facilitates the Board’s composition and committee structure, as well as its governance and any regulatory agency relations.

The Board must ratify the bonus payment amount determined and certified by the Committee for Mr. Evans.

Cullen/Frost’s budget for a given year typically represents a meaningful increase in earnings per share over the previous year. In finalizing a budget, the current economic, regulatory and interest rate environments are considered as well as market expectations. The budget must be ratified by the Board of Directors. For 2014, the Company’s budgeted expectations for net income were $264 million. Actual performance for 2014 exceeded these expectations, as the Company realized actual net income of $278 million.

For 2014, Cullen/Frost’s financial performance was strong and surpassed budgeted expectations as referenced above. Additionally, net income for 2014 represented a 17% increase over the prior year. In light of these factors, and taking into account the qualitative measures shown above, the Committee exercised downward discretion from the initial cap of 0.8% of net income. The Committee elected to pay a bonus to Mr. Evans at target of $920,000, or 100% of his base salary earnings, which was his target bonus. This was ratified by the Board of Directors on January 29, 2015, and can be seen in the Summary Compensation Table.

The table below shows a 3-year history of bonuses paid to Mr. Evans and Company Net Income Performance relative to budget target:

Performance Year	Target Bonus Opportunity	Actual Bonus Earned	Actual Bonus Relative to Target Bonus	Company Net Income Relative to Target
2012	$774,000	$812,700	5% Over Target	Above Budget

2013	$895,000	$895,000	At Target	At Budget

2014	$920,000	$920,000	At Target	Above Budget

For 2015, the Committee has again approved a cap for Mr. Evans of 0.8% of fiscal year net income.

At its October 2014 meeting, the Committee reviewed the competitiveness of the Chief Executive Officer’s bonus target. The target level appeared to be consistent with prevailing target levels in the external market. Therefore, the Committee chose to maintain a 100% bonus target for the Chief Executive Officer for 2015.

Bonus Plan for the Other Named Executives

The remaining Named Executive Officers participate in the Executive Management Bonus Plan. Annually, an incentive pool is generated based on the financial performance of Cullen/Frost versus the budgeted expectations for the year. The incentive pool is funded at target if Cullen/Frost’s financial performance meets budget and is funded below target if Cullen/Frost’s financial performance falls below budget. A minimum percentage of budget must be achieved before the bonus pool is funded, and no bonus payments are made unless Cullen/Frost attains this minimum threshold. The incentive pool may be funded above target if Cullen/Frost achieves financial performance above budget. The Committee approves the corporate and individual objectives as well as the payment targets, which are expressed as a percentage of the executives’ base salary for the year. There is not a stated cap on this plan. However, over the past decade, the most paid to any Named Executive Officer was 20% above the executive’s pre-established bonus target for the applicable year.

For 2014, Cullen/Frost established the following individual targets as a percentage of 2014 base salary for the Named Executive Officers in the Executive Management Bonus Plan:

Phillip D. Green	60%

David W. Beck, Jr.	60%

Richard Kardys	60%

Patrick B. Frost	60%

The individual targets are not formula driven. For all of the Named Executive Officers in the Management Bonus Plan, the targets are set at the discretion of the Chief Executive Officer and must be approved by the Committee. The incentive targets are based on external market data provided by Meridian, internal equity considerations, and strategic objectives for corporate performance. The targets are reviewed annually at the Fall meeting of the Committee and altered as deemed appropriate.

Payment amounts for the Named Executive Officers, with the exception of the Chief Executive Officer, are made based on recommendations of the Chief Executive Officer and approval of the Committee. Bonus amounts in excess of, or below target may be paid at the discretion of the Chief Executive Officer with the approval of the Committee. Before the Chief Executive Officer makes recommendations to the Committee regarding annual bonus payments for the other Named Executives, the Chief Executive Officer discusses these issues with Meridian. The Committee has the discretion to approve, disapprove or alter the Chief Executive Officer’s recommendations.

The primary criterion for annual incentive payments for the Named Executive Officers (other than the Chief Executive Officer) is the measurement of financial performance vs. budgeted net income for Cullen/Frost.

As previously stated, Cullen/Frost’s actual performance exceeded budgeted expectations for 2014. As a result, the Chief Executive Officer recommended to the Committee that bonus payments be paid to Mr. Green, Mr. Beck, Mr. Kardys and Mr. Frost at target for 2014. The Committee approved this recommendation. The 2014 bonuses were paid in February of 2015 and can be seen in the Summary Compensation Table.

In October 2014, the Committee reviewed the competitiveness of each Named Executive Officer’s incentive target level and determined that the targets for Mr. Green, Mr. Beck, Mr. Kardys and Mr. Frost were below the 50th percentile of the external market. The Committee elected to increase the annual incentive target levels to the 50th percentile of the peer group for the Named Executive Officers for 2015 as shown in the table below. The target level of Mr. Beck was not increased due to his pending retirement in 2015. As previously stated, the target represents a percentage of base earnings.

Executive	2014 Target	2015 Target
Phillip D. Green	60%	80%

David W. Beck, Jr	60%	60%

Richard Kardys	60%	70%

Patrick B. Frost	60%	70%

No specific weighting is targeted for annual incentive pay as a percentage of total compensation.

Long-Term Incentive Pay

Long-term incentives are awarded to the Named Executive Officers in an effort to align management and shareholder interests, ensure future performance of Cullen/Frost, enhance ownership opportunities, and increase shareholder value. Cullen/Frost maintains the 2005 Omnibus Incentive Plan which was approved by shareholders and authorizes the granting of the following types of awards for executives:

•	Stock Options;

•	Stock Appreciation Rights;

•	Restricted Stock and Restricted Stock Units;

•	Performance Unit and Performance Share Awards;

•	Cash-Based Awards; and

•	Other Stock-Based Awards.

As shown in the Summary Compensation Table, long-term incentives are awarded to the Named Executive Officers in the form of stock options, restricted stock, and when appropriate, restricted stock units. The size of the grant is determined by the Committee, taking into account a variety of factors including the value of prior year grants when made, external market data, internal equity considerations, individual and company performance, overall share usage, shareholder dilution and cost. It has generally been the Committee’s practice to award long-term incentives in a combined package of approximately half stock options and half restricted stock or restricted stock units, based on the estimated economic value of awards on the date of grant. The weighting between stock options and restricted stock/restricted stock units allows Cullen/Frost to strike a balance between performance and retention and minimizes the impact to shareholder dilution.

Stock Options

Stock options are utilized to align management and shareholder interests and to reward executives with shareholder value creation. In 2014, stock options were granted at $78.92, the closing price on the date of grant, October 28, 2014. The options granted in 2014 vest 25% per year beginning on the first anniversary of the date of grant and have a term of ten years. Should the Named Executive Officer retire from the Company the options would continue to become exercisable on the original vesting schedule, but the expiration date of the grant would become the earlier of the original expiration or five years from the date of retirement. The vesting schedule and option term were strategically chosen to be competitive, enhance our retention efforts and help to manage shareholder dilution.

Restricted Stock/Restricted Stock Units

Historically, the Committee has granted shares of restricted stock to the Named Executive Officers. In 2010, the Committee made the decision to begin granting restricted stock units in place of restricted stock to those Named Executive Officers who are 60 years of age or older at the time of grant, because these awards vest on retirement on or after age 65. This decision was made to prevent premature taxation of restricted shares at age 65. Shares of restricted stock continue to be granted to the Named Executive Officers under the age of 60.

Restricted stock/restricted stock units are granted to create an immediate link to shareholder interests, enhance ownership opportunities and maintain a stable executive team. The awards granted in 2014 vest 100% four years from the date of the grant. This vesting schedule is both competitive and consistent with our traditional practice and encourages long-term value creation.

While the Committee believes a significant portion of Named Executive Officers’ total compensation should be linked to Cullen/Frost’s stock price, no specific weighting is targeted for long-term incentive pay as a percentage of total compensation.

In its October 2014 meeting, the Committee reviewed the competitiveness of the long-term incentive program for the Named Executive Officers. External market data was provided by Meridian. In reviewing peer data, the Committee observed that Cullen/Frost was slightly below the competitive median. The Committee strongly believes that the use of stock options at Cullen/Frost has historically been a performance based award and continues to be so today. The Committee believes that the Company’s use of stock options, restricted stock and restricted stock units continues to create a strong alignment of executive team and shareholder interests.

The Committee strongly considered these external factors, along with internal factors such as equity, performance, share usage, dilution and cost to determine the 2014 long-term incentive grants.

In its review, the Committee determined that it was critical to continue to place a strong emphasis on future financial performance and increasing shareholder value, while offering a competitive total compensation package overall. In 2014, the Committee took into account the change in the market value of Company stock as compared to the prior year, along with the Committee’s desire to maintain competitive posture as it relates to award value, and, in its discretion, awarded long-term incentives to the Named Executive Officers of slightly higher economic value as compared to the prior year’s grant. The Committee elected to increase the long-term incentive award granted to Mr. Evans on a slightly larger scale than the increase to the other Named Executive Officers in recognition of his outstanding leadership in guiding the executive team and in further recognition of the Company’s strong financial performance. The desired mix of half stock options and half restricted stock/units, based on the estimated economic value of the awards at the time of grant was maintained. The awards granted in 2014 can be seen in the Summary Compensation Table and the Grants of Plan-Based Awards Table.

Historically, the Committee has generally approved and granted long-term incentive awards to the Named Executive Officers and any other designated employees at the Fall meeting or at the hire date of new designated employees, as applicable. While Cullen/Frost maintains no policy, whether official or unofficial, for timing the granting of stock options or other equity-based awards in advance of the release of material nonpublic information, our practice has been to grant long-term incentive awards on the date of the Fall Committee meeting.

We have traditionally limited our grants to time-vested equity awards and continue to believe that practice has served the company well as evidenced by our strong history of excellent financial performance and the stability of our well tenured executive team.

Benefits

Cullen/Frost provides a benefits package including health and welfare and retirement benefits to remain competitive with the market and to help meet the health and retirement security needs of our employees, including the Named Executive Officers. The following table provides a brief summary of Cullen/Frost’s retirement benefit programs:

Retirement Benefit Plan	Purpose	Named Executive Officer Participation	All Employee Participation

401(k) Plan	A qualified plan to provide for the welfare and future financial security of the employee as well as align employee and shareholder interests.	✓	✓

Thrift Plan for the 401(k)	A non-qualified plan to provide benefits comparable to the 401(k) for Named Executive Officers that would otherwise be reduced due to Internal Revenue Code limits.	✓

Profit Sharing Plan	A qualified plan to provide for the welfare and future financial security of the employee.	✓	✓

Profit Sharing Restoration Plan	A non-qualified plan that provides benefits comparable to the Profit Sharing Plan for Named Executive Officers that would otherwise be reduced due to Internal Revenue Code limits.	✓

Retirement Plan[1]	A qualified plan to provide for the welfare and future financial security of the employee.	✓	✓

Retirement Restoration Plan[1]	A non-qualified plan to provide benefits comparable to the Retirement Plan for Named Executive Officers that would otherwise be reduced due to Internal Revenue Code limits.	✓

SERP	A non-qualified plan to provide target retirement benefits for Mr. Evans.	✓

Deferred Compensation Plan	A non-qualified plan to preserve Cullen/Frost’s tax deduction under Section 162(m), and to provide a vehicle for the deferment of nondeductible income.	✓

For a detailed description of the above-referenced benefit plans, see the narrative following the 2014 Pension Benefits Table.

See the All Other Compensation Table for detail on benefits received by the Named Executive Officers.

(1)	Plan was frozen on December 31, 2001.

Perquisites

Cullen/Frost uses perquisites for Named Executive Officers to provide a competitive offering and conveniences. Below is a brief summary of the perquisites provided and the rationale for their use:

Physical Examinations

In order to ensure the continued health of our executive team, the Named Executive Officers were given the opportunity to undergo a thorough physical examination with the physician of their choice with the cost to be underwritten by Cullen/Frost.

Personal Financial Planning Services

To ensure the continued financial stability of our executive team, and to help maximize the amount executives realize from our compensation programs, the Named Executive Officers were given the opportunity to engage a financial advisor of their choice to provide personal financial planning services with the cost to be underwritten by Cullen/Frost subject to a cap.

Home Security Services

To ensure the safety of our executive team, home security services are provided in certain instances.

Club Memberships

Club memberships are provided to all the Named Executive Officers to be used at their discretion for both personal and business purposes. This provides the Named Executive Officers with the ongoing opportunity to network with other community leaders.

Use of Jet Aircraft

Through a provider in the fractional aircraft industry, Cullen/Frost has acquired use of jet aircraft hours. Use of these aircraft hours is provided to the Named Executive Officers in connection with their extensive business travel requirements. This service is afforded to the Named Executive Officers to reduce travel time and related disruptions and to provide additional security, thereby increasing their availability, efficiency, and productivity. Mr. Evans has been authorized to use a portion of the aircraft hours for non-business purposes, which should generally not exceed ten percent of the available hours annually. Mr. Evans did use the jet aircraft hours for non-business purposes during 2014. Mr. Evans, along with Mr. Green and Mr. Beck, did incur imputed income in connection with family members accompanying them on business related travel. Imputed income rates are determined using the Standard Industry Fare Level (SIFL).

Life Insurance

Group life insurance is provided to the Named Executive Officers with a death benefit equal to three times base salary earnings for the most recent year, not to exceed $2,000,000. In addition, an Executive Life Insurance Policy is maintained for Mr. Evans with a death benefit of $1,000,000. See the All Other Compensation Table for more detail.

We do not pay tax reimbursements on perquisites.

The aggregate perquisite value received by each Named Executive Officer can be seen in the All Other Compensation Table.

Post-Termination Pay

Cullen/Frost has change-in-control agreements with all the Named Executive Officers as well as other key employees of the Company. The primary intent of these agreements is to:

•	help executives evaluate objectively whether a potential change in control is in the best interests of shareholders;

•	help protect against the departure of executives, thus assuring continuity of management, in the event of an actual or threatened merger or change in control; and

•	provide compensation and benefit protection following a change in control that is comparable to the protections available from competing employers.

Under the agreements, the Named Executive Officers could receive severance payments of three times base salary and target bonus, if their positions were terminated by Cullen/Frost within two years following a “Change in Control” and their employment was terminated, for reasons other than Cause, death, disability or retirement. “Cause” is generally defined in the agreements as an executive’s (1) willful and continued failure to substantially perform his duties after delivery of a written demand for substantial performance; (2) willful engagement in conduct materially injurious to Cullen/Frost; or (3) conviction of a felony. The Committee established the change-in-control benefits at their current level to be competitive and to provide executives with a level of pay and benefits comparable to what they had immediately prior to a change in control.

“Change in Control’’ is generally considered in the agreements to be:

•	an acquisition of beneficial ownership of 20% or more of Cullen/Frost Common Stock by an individual, corporation, partnership, group, association, or other person;

•	certain changes in the composition of a majority of the Board of Directors; or

•	certain other events involving a merger or consolidation of Cullen/Frost or a sale of substantially all of its assets.

Further, the change-in-control agreements provide that the Named Executive Officers would receive the severance payments described above if they terminate their employment for Good Reason within two years following a change-in-control. “Good Reason” is generally considered in the agreements as one or more of the following:

•	a significant change or reduction in the executive’s responsibilities;

•	an involuntary transfer of the executive to a location that is 50 miles farther than the distance between the executive’s current residence and Cullen/Frost’s headquarters;

•	a significant reduction in the executive’s current compensation;

•	the failure of any successor to Cullen/Frost to assume the executive’s change-in-control agreement; or

•	any termination of the executive’s employment that is not effected pursuant to a written notice which indicates the reasons for the termination.

The change-in-control agreements also provide for a continuation of the welfare benefits of health care, life and accidental death and dismemberment, and disability insurance coverage for three years for each of the Named Executive Officers following termination of employment without Cause or for Good Reason, as well as a tax gross-up payment in an amount necessary to make the executive whole for any excise taxes paid as a result of the severance payments. At its January 2015 meeting, the Committee determined to remove the tax gross-up payment from the existing change-in-control arrangements. The Committee replaced the tax gross-up payment from the existing change-in-control arrangements with a “net-better” benefit provision meaning that to the extent that an executive would have a higher net benefit if the executive avoided excise taxes due to an excess parachute payment, the change-in-control agreement provides for an automatic downward adjustment to prevent an excess parachute payment.

Under the change-in-control agreements, if the executive becomes entitled to the severance benefits described above, all stock options that did not otherwise vest in conjunction with the change in control would become immediately exercisable and all the vesting restrictions would lapse on all outstanding restricted shares and restricted stock units. At its January 2015 meeting, the Committee decided to add a “double-trigger” vesting provision to our proposed 2015 Omnibus Incentive Plan for change-in-control to eliminate the immediate vesting of stock options and lapsing of restrictions of restricted shares/units upon a change-in-control.

Under the change-in-control agreements, a change in control would have no impact on benefits available to Named Executive Officers under the frozen retirement and retirement restoration plans.

The Committee believes that the change-in-control agreements are consistent with our objective to remain competitive, as compared to the external marketplace, with our executive compensation program. The change-in-control agreements do not affect decisions to be made regarding other elements of compensation and with the removal of the potential tax gross-up payment and the change to double-trigger equity vesting under these agreements, we believe we have strengthened our commitment to our originally stated objectives.

For detailed estimated payments upon a change in control, please see the Change-in-Control Payments Table.

Cullen/Frost does not maintain any other severance policies or employment contracts in place for its Named Executive Officers.

Policy on 162(m)

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction to $1,000,000 in a taxable year for compensation paid to each “Covered Employee” of Cullen/Frost, which under Section 162(m), includes all the Named Executive Officers (other than our Chief Financial Officer), unless the compensation is “performance based” (within the meaning of Section 162(m)).

In order to help preserve Cullen/Frost’s tax deduction, the Committee approved the Cullen/Frost Bankers, Inc. Deferred Compensation Plan For Covered Employees. In the event that a “Covered Employee’s” total compensation would exceed the amount deductible under Section 162(m), this plan allows the Committee, in its discretion, to defer cash components of the “Covered Employee’s” compensation until the plan year after he or she ceases to be a “Covered Employee” or upon his or her death or disability. Currently, Mr. Evans is the only “Covered Employee” participating in the plan.

For 2014, non-deductible compensation for Mr. Evans totaled approximately $144,000. As the only cash component of Mr. Evans’ compensation subject to 162(m) is his base salary, the Committee did not in its discretion defer any of Mr. Evans’ 2014 compensation.

Other Policies

Stock Ownership Guidelines

The Committee maintains Stock Ownership Guidelines for Executive Officers and Directors. The guidelines approved by the Committee are:

Participant	Target Ownership Level
Chairman and Chief Executive Officer	Five times Base Salary
All Other Executive Officers	Three times Base Salary
Outside Directors	Five times Annual Cash Retainer

For purposes of determining stock ownership levels, the following forms of equity interests are included in stock ownership calculations:

•	Stock owned outright or under direct ownership control;

•	Unvested Restricted Stock and Unvested Restricted Stock Units;

•	Deferred Stock Units; and

•	Shares owned through Company retirement plans.

Participants are given up to five years from the date of initial approval of this policy to reach the guideline. Any new participants are given five years from the date they become an eligible participant to reach the guideline.

Participants’ actual ownership levels are compared to the stated guidelines by the Chairman of the Board and reviewed by the Committee annually. All Named Executive Officers have satisfied the guidelines.

Anti-Hedging Policy

The Committee maintains an Anti-Hedging Policy for Directors and Executives. The policy states that it is inappropriate for any Executive Officer or Director to enter into any financial transaction that reduces the monetary risk associated with owning Cullen/Frost stock.

Policy on Recovery of Awards

Cullen/Frost currently has no written policy with respect to recovery of awards when financial statements are restated. However, in the event of a restatement Cullen/Frost would recover any awards as required by applicable law.

Conclusion

The Committee strongly believes that our 2014 Compensation Program was competitive from an external standpoint and equitable from an internal standpoint. In addition, we are satisfied that our objectives were met by the program. We fully anticipate continuing to administer an executive compensation program that is conservative, remaining consistent with our corporate philosophy.

2014 Compensation

2014 Summary Compensation Table

The Table below gives information on compensation for the Named Executive Officers for 2014:

2014 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Richard W. Evans, Jr.	2014	920,000	1,052,004	1,207,323	920,000	428,099	194,655	4,772,081
Chairman of the Board, CEO, and President of Cullen/Frost. Chairman of the Board and CEO of Frost Bank, a Cullen/Frost subsidiary	2013	895,000	1,075,133	769,690	895,000	847,498	195,383	4,677,704
	2012	860,000	1,062,829	772,969	812,700	765,154	339,208	4,612,860

Phillip D. Green	2014	515,000	237,549	272,704	309,000	196,164	89,071	1,619,488
Group Executive Vice President and Chief Financial Officer of Cullen/Frost. Group Executive Vice President and Chief Financial Officer of Frost Bank, a Cullen/Frost subsidiary	2013	500,000	263,429	188,314	300,000	—	90,488	1,342,231
	2012	455,000	260,251	189,051	286,650	203,726	115,506	1,510,184

David W. Beck, Jr.	2014	463,500	194,932	223,321	278,100	200,772	72,125	1,432,750
President and Chief Business Banking Officer of Frost Bank, a Cullen/Frost subsidiary	2013	450,000	215,598	154,214	270,000	—	70,419	1,160,231
	2012	402,000	212,784	154,808	211,050	213,080	113,721	1,307,443

Richard Kardys	2014	463,500	178,359	204,848	278,100	72,703	73,818	1,271,328
Group Executive Vice President and Executive Trust Officer of Frost Bank, a Cullen/Frost subsidiary	2013	450,000	197,750	141,466	270,000	—	71,851	1,131,067
	2012	400,000	195,325	141,967	210,000	90,918	108,312	1,146,521

Patrick B. Frost	2014	463,500	156,262	179,608	278,100	145,363	71,661	1,294,493
President and Executive Officer of Statewide Functions of Frost Bank, a Cullen/Frost subsidiary	2013	450,000	173,478	124,109	270,000	—	70,003	1,087,590
	2012	400,000	171,318	124,726	210,000	148,363	63,175	1,117,583

1.	Amounts shown represent the FASB ASC Topic 718 grant date fair value of stock options, restricted stock and restricted stock units granted during 2014. See note 12 to the Consolidated Financial Statements in Cullen/Frost’s Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the associated assumptions used in the valuation of stock-based compensation awards.

2.	Amounts shown represent payments under the Bonus Plan for the Chief Executive Officer (with respect to Mr. Evans) and the Executive Management Bonus Plan (with respect to the other Named Executive Officers).

3.	Amounts shown represent the combined change in value for both the Retirement Plan and the accompanying Retirement Restoration Plan, both of which were frozen on December 31, 2001. The change in value for Mr. Evans also includes an increase in the actuarial present value of the SERP benefit of $254,743 during 2014. See note 12 to the Consolidated Financial Statements in Cullen/Frost’s Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the associated assumptions used in the valuation of these benefits. There were no above-market or preferential earnings on compensation that is deferred on a basis that is not tax-qualified.

4.	This column includes other compensation not properly reported elsewhere in this table. The All Other Compensation Table that follows provides additional detail regarding the amounts in this column.

2014 All Other Compensation Table

Name	Year	Perquisites and Other Personal Benefits(1) ($)	Thrift Plan Match(2) ($)	Group Term Life ($)	Executive Life Insurance(3) ($)	401-K Match ($)	Profit Sharing Contribution(4) ($)	Total ($)
Richard W. Evans, Jr.	2014	33,588	39,600	1,482	19,000	15,600	85,385	194,655
	2013	38,984	38,400	1,482	19,000	15,300	82,218	195,383
	2012	37,469	36,600	1,389	19,000	15,000	229,750	339,208
Phillip D. Green	2014	17,573	15,300	1,265	—	15,600	39,333	89,071
	2013	22,937	14,700	941	—	15,300	36,610	90,488
	2012	15,758	12,300	941	—	15,000	71,508	115,506
David W. Beck, Jr.	2014	9,433	12,210	1,829	—	15,600	33,053	72,125
	2013	11,581	11,700	1,501	—	15,300	30,338	70,420
	2012	16,481	9,120	1,227	—	15,000	71,894	113,721
Richard Kardys	2014	11,573	12,210	1,435	—	15,600	33,000	73,818
	2013	13,299	11,700	1,393	—	15,300	30,159	71,851
	2012	11,703	9,000	1,166	—	15,000	71,444	108,312
Patrick B. Frost	2014	8,573	12,210	2,278	—	15,600	33,000	71,661
	2013	10,677	11,700	2,167	—	15,300	30,159	70,003
	2012	8,096	9,000	948	—	15,000	30,131	63,175

1.	Amounts shown include the following perquisites, as applicable:

•	Personal Financial Planning Services;

•	Physical Examinations;

•	Home Security Services;

•	Club Memberships; and

•	Personal Aircraft Usage.

Imputed Income rates associated with aircraft usage are determined using the Standard Industry Fare Level (SIFL).

2.	Cullen/Frost contributions to the Thrift Incentive Plan.

3.	Represents premiums paid on a $1,000,000 Executive Life Insurance Policy on Mr. Evans.

4.	Amounts shown include contributions to both the Profit Sharing Plan and the Profit Sharing Restoration Plan. Contributions for 2014 to the Profit Sharing Plan and the Profit Sharing Restoration Plan were made on March 13, 2014 and were based on 2013 earnings.

2014 Grants of Plan-Based Awards

The following tables provide information concerning non-equity awards for 2014 paid in February 2015 under the Bonus Plan for the Chief Executive Officer (with respect to Mr. Evans) and the Executive Management Bonus Plan (with respect to the other Named Executive Officers) and each grant of an equity award made to a Named Executive Officer in 2014 under the Cullen/Frost Bankers, Inc. 2005 Omnibus Incentive Plan:

2014 Grants of Plan-Based Awards

Name	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(1) (#)	Grant Date Fair Value of All Other Stock Awards(1) $	All Other Option Awards: Number of Securities Underlying Options(2) (#)	Grant Date Fair Value of All Other Option Awards(2) $	Exercise or Base Price of Option Awards ($/Sh)
		Threshold $	Target $	Maximum $	Threshold #	Target #	Maximum #
Richard W.Evans, Jr.	10/28/2014	—	920,000	—	—	—	—	13,330	1,052,004	66,010	1,207,323	78.92
Phillip D. Green	10/28/2014	—	309,000	—	—	—	—	3,010	237,549	14,910	272,704	78.92
David W. Beck, Jr.	10/28/2014	—	278,100	—	—	—	—	2,470	194,932	12,210	223,321	78.92
Richard Kardys	10/28/2014	—	278,100	—	—	—	—	2,260	178,359	11,200	204,848	78.92
Patrick B. Frost	10/28/2014	—	278,100	—	—	—	—	1,980	156,262	9,820	179,608	78.92

1.	Amounts shown represent the grant date fair value of restricted stock awards and restricted stock unit awards granted on October 28, 2014, which fully vest on the fourth anniversary of their grant date. The grant date fair value was $78.92 per share of restricted stock or restricted stock unit, which was the closing price of Cullen/Frost’s stock the date of grant. Dividends are paid on awards of restricted stock at the same rate paid to all other stockholders generally, which was $0.50 per share in the first quarter of 2014 and $0.51 per share in the second, third and fourth quarters of 2014. Dividend-equivalent Payments are paid on awards of restricted stock units at the same rate as dividends paid to stockholders generally.

2.	Amounts shown represent the grant date fair value of stock option awards granted on October 28, 2014, with an exercise price equal to the closing price of Cullen/Frost’s stock that day of $78.92. These options vest 25% per year beginning on the first anniversary of their grant date. The grant date fair value, computed in accordance with FASB ASC Topic 718, of stock options awarded to the Named Executive Officers in 2014 was $18.29 per share. See note 12 to the Consolidated Financial Statements in Cullen/Frost’s Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the associated assumptions used in the valuation of stock option awards.

Holdings of Previously Awarded Equity

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth outstanding equity awards held by each of our Named Executive Officers as of December 31, 2014:

Outstanding Equity Awards at Fiscal Year-End Table 2014

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)	Award Vesting Date
Richard W. Evans, Jr.	10/24/2006	55,000	—	—	57.88	10/24/16	—	—	—	—	—
	10/22/2007	80,000	—	—	48.85	10/22/17	—	—	—	—	—
	10/21/2008	80,000	—	—	52.44	10/21/18	—	—	—	—	—
	10/20/2009	58,070	—	—	50.64	10/20/19	—	—	—	—	—
	10/26/2010	58,070	—	—	52.46	10/26/20	—	—	—	—	—
	10/25/2011	56,962	18,988	—	48.00	10/25/21	22,320	1,576,685	—	—	10/25/15
	10/23/2012	32,505	32,505	—	54.56	10/23/22	19,480	1,376,067	—	—	10/23/16
	10/29/2013	12,528	37,582	—	71.39	10/29/23	15,060	1,063,838	—	—	10/29/17
	10/28/2014	—	66,010	—	78.92	10/28/24	13,330	941,631	—	—	10/28/18

							70,190	4,958,221
Phillip D. Green	10/24/2006	13,500	—	—	57.88	10/24/16	—	—	—	—	—
	10/22/2007	20,000	—	—	48.85	10/22/17	—	—	—	—	—
	10/21/2008	20,000	—	—	52.44	10/21/18	—	—	—	—	—
	10/20/2009	14,210	—	—	50.64	10/20/19	—	—	—	—	—
	10/26/2010	14,210	—	—	52.46	10/26/20			—	—
	10/25/2011	13,935	4,645	—	48.00	10/25/21	5,460	385,694	—	—	10/25/15
	10/23/2012	7,950	7,950	—	54.56	10/23/22	4,770	336,953	—	—	10/23/16
	10/29/2013	3,065	9,165	—	71.39	10/29/23	3,690	260,662	—	—	10/29/17
	10/28/2014	—	14,910	—	78.92	10/28/24	3,010	212,626	—	—	10/28/18

							16,930	1,195,935
David W. Beck, Jr.	10/21/2008	15,000	—	—	52.44	10/21/18	—	—	—	—	—
	10/20/2009	11,640	—	—	50.64	10/20/19	—	—	—	—	—
	10/26/2010	11,640	—	—	52.46	10/26/20	—	—	—	—	—
	10/25/2011	11,415	3,805	—	48.00	10/25/21	4,470	315,761	—	—	10/25/15
	10/23/2012	6,510	6,510	—	54.56	10/23/22	3,900	275,496	—	—	10/23/16
	10/29/2013	2,510	7,530	—	71.39	10/29/23	3,020	213,333	—	—	10/29/17
	10/28/2014	—	12,210	—	78.92	10/28/24	2,470	174,481	—	—	10/28/18
							13,860	979,071

Richard Kardys	10/19/2005	10,500	—	—	50.01	10/19/15	—	—	—	—	—
	10/24/2006	10,500	—	—	57.88	10/24/16	—	—	—	—	—
	10/22/2007	15,000	—	—	48.85	10/22/17	—	—	—	—	—
	10/21/2008	15,000	—	—	52.44	10/21/18	—	—	—	—	—
	10/20/2009	10,660	—	—	50.64	10/20/19			—	—	—
	10/26/2010	10,660	—	—	52.46	10/26/20			—	—
	10/25/2011	10,462	3,488	—	48.00	10/25/21	4,100	289,624	—	—	10/25/15
	10/23/2012	5,970	5,970	—	54.56	10/23/22	3,580	252,891	—	—	10/23/16
	10/29/2013	2,303	6,907	—	71.39	10/29/23	2,770	195,673	—	—	10/29/17
	10/28/2014	—	11,200		78.92	10/28/24	2,260	159,646			10/28/18

							12,710	897,834
Patrick B. Frost	10/19/2005	10,500	—	—	50.01	10/19/15	—	—	—	—	—
	10/24/2006	10,500	—	—	57.88	10/24/16	—	—	—	—	—
	10/22/2007	13,000	—	—	48.85	10/22/17	—	—	—	—	—
	10/21/2008	13,000	—	—	52.44	10/21/18	—	—	—	—	—
	10/20/2009	9,360	—	—	50.64	10/20/19	—	—	—	—	—
	10/26/2010	9,360		—	52.46	10/26/20			—	—
	10/25/2011	9,187	3,063	—	48.00	10/25/21	3,600	254,304	—	—	10/25/15
	10/23/2012	5,245	5,245	—	54.56	10/23/22	3,140	221,810	—	—	10/23/16
	10/29/2013	2,020	6,060	—	71.39	10/29/23	2,430	171,655	—	—	10/29/17
	10/28/2014	—	9, 820	—	78.92	10/28/24	1,980	139,867	—	—	10/28/18

							11,150	787,636

1.	All options vest 25% per year beginning on the first anniversary of their grant date. Vesting dates for the various stock option grants shown above are as follows:

Grant Date	Portion Vesting		Vesting Date
10/19/2005	25 25 25 25	% % % %	10/19/2006 10/19/2007 10/19/2008 10/19/2009
10/24/2006	25 25 25 25	% % % %	10/24/2007 10/24/2008 10/24/2009 10/24/2010
10/22/2007	25 25 25 25	% % % %	10/22/2008 10/22/2009 10/22/2010 10/22/2011
10/21/2008	25 25 25 25	% % % %	10/21/2009 10/21/2010 10/21/2011 10/21/2012
10/20/2009	25 25 25 25	% % % %	10/20/2010 10/20/2011 10/20/2012 10/20/2013
10/26/2010	25 25 25 25	% % % %	10/26/2011 10/26/2012 10/26/2013 10/26/2014
10/25/2011	25 25 25 25	% % % %	10/25/2012 10/25/2013 10/25/2014 10/25/2015
10/23/2012	25 25 25 25	% % % %	10/23/2013 10/23/2014 10/23/2015 10/23/2016
10/29/2013	25 25 25 25	% % % %	10/29/2014 10/29/2015 10/29/2016 10/29/2017
10/28/2014	25 25 25 25	% % % %	10/28/2015 10/28/2016 10/28/2017 10/28/2018

2.	All restricted stock awards and restricted stock units fully vest on the fourth anniversary of their grant date As discussed previously, Named Executive Officers having attained the age of 60 on or before the time of grant, are awarded restricted stock units as opposed to restricted shares. In the case of the restricted stock units only, should the Named Executive Officer retire at or above the age of 65, the units will vest at the earlier of four years from the grant date or three years from the date of retirement.

2014 Option Exercises and Stock Vested

The following table sets forth the value realized by each of our Named Executive Officers as a result of the exercise of options and the vesting of stock awards/units in 2014:

Option Exercises and Stock Vested Table 2014

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Richard W. Evans, Jr.	55,000	1,429,358	22,320	1,722,881
Phillip D. Green	13,500	346,434	5,460	421,457
David W. Beck, Jr.	—	—	4,470	345,039
Richard Kardys	—	—	4,100	316,479
Patrick B. Frost	—	—	3,600	277,884

The Named Executive Officers did not defer receipt of any amount on exercise or vesting of awards.

The Named Executive Officers did not transfer any awards for value.

2014 Post-Employment Benefits

Pension Benefits

The following table details the defined benefit pension plans in which each of our Named Executive Officers participated in 2014:

Pension Benefits Table 2014

Name	Plan Name	Number of Years of Credited Service(2) #	Present Value of Accumulated Benefits ($)(3)	Payments During Last Fiscal Year ($)
Richard W. Evans, Jr. Phillip D. Green David W. Beck, Jr. Richard Kardys Patrick B. Frost	Retirement Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates (as amended and restated)(1)(4)	30.8334	922,270	—
		21.4167	575,689	—
		25.5833	835,627	—
		24.8334	773,778	55,755
		17.4167	366,192	—

Richard W. Evans, Jr. Phillip D. Green David W. Beck, Jr. Richard Kardys Patrick B. Frost	Restoration of Retirement Income Plan for Participants in the Retirement Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates (as amended and restated)(1)(4)	30.8334	4,279,147	—
		21.4167	786,416	—
		25.5833	924,486	—
		24.8334	651,053	46,713
		17.4167	439,940	—

Richard W. Evans, Jr.	Cullen/Frost Bankers, Inc. Supplemental Executive Retirement Plan(4)	43.7500	3,738,481	—

1.	This plan was frozen for new participants and benefit accrual for existing participants on December 31, 2001.

2.	Because both the Retirement Plan and the Retirement Restoration Plan were frozen as of December 31, 2001, the number of years of credited service shown above for each Named Executive Officer is also as of that date. At the time these plans were frozen, Cullen/Frost adopted the defined contribution Profit Sharing Plan and the accompanying nonqualified Profit Sharing Restoration Plan.

3.	See Note 12 to the Consolidated Financial Statements in Cullen/Frost’s Annual Report on Form 10-K for the year ended December 31, 2014 for a discussion of the associated assumptions used in the calculation of the present value of the accumulated benefits.

4.	Under the terms of the Retirement Plan and the Retirement Restoration Plan (and, with respect to Mr. Evans only, the Supplemental Executive Retirement Plan) all of the Named Executive Officers are eligible for early retirement with the exception of Mr. Frost. Eligibility for early retirement is defined as age 55 or older with five years of service.

Profit Sharing Plan

On January 1, 2002, Cullen/Frost adopted a qualified profit sharing plan that replaced its defined benefit plan. The Profit Sharing Plan is a tax-qualified defined contribution retirement plan that covers all employees, including the Named Executive Officers, who have completed at least one year of service, are age 21 or older, and are otherwise eligible for benefits. All contributions to the plan are made at the discretion of the Chief Executive Officer based upon Cullen/Frost’s fiscal year profitability, and are not formula driven. Contributions are allocated to eligible participants uniformly, based upon compensation, age and other factors. Historically, contributions, subject to IRS limits, have approximated 2% of eligible salaries, which is generally defined as base salary plus cash incentives plus additional percentage adjustments for certain age levels. In addition, for those employees who attained the age of 45 prior to January 1, 2002 and who were participants in the now frozen Retirement Plan, an additional contribution, subject to IRS limits, is made based on age and years of service. Plan participants self-direct the investment of allocated contributions by choosing from a menu of investment options. Account assets are subject to withdrawal restrictions and participants vest in their accounts after three years of service. There were no distributions made during 2014 to the Named Executive Officers from the Profit Sharing Plan.

Profit Sharing Restoration Plan

Cullen/Frost maintains a separate nonqualified profit sharing plan for certain employees, including the Named Executive Officers, whose participation in the tax-qualified Profit Sharing Plan is limited by IRS rules. Contributions to the Profit Sharing Restoration Plan are made using the same approach as contributions to the Profit Sharing Plan but for eligible compensation dollars earned in excess of IRS limits. Distributions under this plan are made at the same time and in the same form as under the Profit Sharing Plan. There were no distributions made during 2014 to the Named Executive Officers from the Profit Sharing Restoration Plan.

Retirement Plan

The tax-qualified Retirement Plan for employees of Cullen/Frost Bankers, Inc. and its Affiliates (as amended and restated), is a defined benefit plan that was frozen on December 31, 2001. This frozen plan provides, subject to IRS limits, a monthly benefit based on a formula-driven percentage of an eligible employee’s final average compensation, based on the highest three years of compensation in the last ten years of service prior to January 1, 2002, and years of credited service as of that date. Participants in this plan are fully vested in their accrued benefits upon attaining age 65 or after five years of service, whichever occurs first. Richard Kardys is the only Named Executive Officer who received payments under this plan and the accompanying Retirement Restoration Plan in 2014. Mr. Kardys commenced his benefits under this plan upon attaining the age of 65 during 2011.

Retirement Restoration Plan

The nonqualified Restoration of Retirement Income Plan for Participants in the Retirement Plan for employees of Cullen/Frost Bankers, Inc. and its Affiliates (as amended and restated), which was also frozen on December 31, 2001, exists to provide benefits comparable to the Retirement Plan for those employees, including the Named Executive Officers whose participation in the Retirement Plan is limited by IRS rules.

SERP

Cullen/Frost maintains a nonqualified Supplemental Executive Retirement Plan (SERP) to provide target retirement benefits, as a percentage of annual cash compensation, defined as base salary earnings plus bonus earnings, beginning at age 55 for Mr. Evans. The target percentage is 45% of annual cash compensation at age 55, increasing to 60% at age 60 and later. Benefits under the SERP are reduced dollar-for-dollar by benefits received under the Retirement Plan, the Retirement Restoration Plan, and any Social Security benefits. SERP benefits will also be reduced by the annuity equivalent of any account balance in the Profit Sharing Plan and the Profit Sharing Restoration Plan at retirement.

401(k) Plan

Cullen/Frost maintains a 401(k) plan (the “401(k) Plan”) that permits each participant to make before- or after-tax contributions in an amount not less than 2% of eligible compensation and not exceeding 20% of eligible compensation and subject to dollar limits from IRS rules. Cullen/Frost matches 100% of the employee’s contributions to the plan based on the amount of each participant’s contributions up to a maximum of 6% of eligible compensation. Eligible employees must complete 90 days of service in order to enroll and vest in Cullen/Frost’s matching contributions immediately. Cullen/Frost’s matching contribution is initially invested in Cullen/Frost Common Stock. However, employees may immediately reallocate Cullen/Frost’s matching portion, as well as invest their individual contribution in a variety of investment alternatives offered under the 401(k) Plan.

Thrift Incentive Plan

Cullen/Frost maintains a nonqualified thrift incentive plan (the “Thrift Incentive Plan”) for certain employees, including the Named Executive Officers, whose participation in the 401(k) Plan is limited by IRS rules as an alternative means of receiving comparable benefits. Cullen/Frost uses a similar approach to contributions to the Thrift Incentive Plan as used in the 401(k) Plan, matching 100% of the employee’s contributions to the plan based on the amount of each participant’s contributions up to a maximum of 6% of base salary only. Amounts are distributed to participants at the end of each calendar year.

Nonqualified Deferred Compensation Plan

In order to help preserve Cullen/Frost’s tax deduction under Section 162(m) of the Internal Revenue Code, the Committee has approved a nonqualified Deferred Compensation Plan for the Chief Executive Officer and the next three highest paid executive officers, other than the Chief Financial Officer, of Cullen/Frost (the “Covered Employees”). This plan requires that certain components of the compensation of a Covered Employee that would exceed the deductible amount under Section 162(m) of $1,000,000 be deferred until the plan year after he or she ceases to be a Covered Employee or until his or her death or disability. Interest is accrued for account balances in this plan at prime rate. Mr. Evans is the only Covered Employee participating in the plan. Payments made to Mr. Evans under the Bonus Plan for the Chief Executive Officer are excluded from the provisions of Section 162(m). Therefore, during 2014, there were no deferrals made on Mr. Evans’s behalf. Details regarding Mr. Evans’s participation in the plan are set forth in the following table:

2014 Nonqualified Deferred Compensation Plan

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawls/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
Richard W. Evans, Jr.	—	—	15,972	—	500,136
Phillip D. Green	—	—	—	—	—
David W. Beck, Jr.	—	—	—	—	—
Richard Kardys	—	—	—	—	—
Patrick B. Frost	—	—	—	—	—

Potential Payments Upon Termination or Change in Control

As discussed in the Compensation Discussion and Analysis section of this proxy statement, under the existing change-in-control agreements, each Named Executive Officer could receive severance payments representing a multiple of base salary and target bonus plus a prorated bonus payment for the year of termination if his position were terminated by Cullen/Frost without “Cause” or by the Named Executive Officer for “Good Reason” within two years following a change in control. Multiples are shown below:

Richard W. Evans, Jr.	Three Times
Phillip D. Green	Three Times
David W. Beck, Jr.	Three Times
Richard Kardys	Three Times
Patrick B. Frost	Three Times

The severance payment would be made in a lump sum. In addition, the plan calls for a continuation of welfare benefits for three years as discussed in the Compensation Discussion and Analysis. Where applicable, any potential payments under the change-in-control agreements would be made in compliance with Section 409A of the Internal Revenue Code, which may require certain payments made on separation of service to be deferred for six months. The existing agreements also provide for a tax gross-up payment in an amount necessary to make the executive whole for any excise taxes paid as a result of the severance payments and benefits and any accelerated vesting of equity-based awards in connection with a change in control. As shown in the table below, Mr. Frost is the only Named Executive Officers that would have incurred excise tax and therefore received a related tax gross-up payment had their employment been terminated upon a change in control on December 31, 2014. As previously discussed, the Committee at its January 2015 meeting elected to remove the potential tax gross-up payment from the change-in-control arrangements.

There are no other severance policies or employment contracts in place for the Named Executive Officers and, generally, vesting of unvested stock options and restricted stock/restricted stock unit awards will not accelerate upon termination of employment other than in certain circumstances following retirement of the Named Executive Officer after attaining the age of 65 (i.e. retirement-eligibility).

Under the terms of the Company’s 2005 Omnibus Incentive Plan, as amended and restated, equity-based awards generally vest upon the occurrence of a change in control. As previously discussed, the new 2015 Omnibus Plan includes a provision for “double-trigger” vesting for equity awards in a change-in-control.

For calculation purposes, the change in control and termination of employment are assumed to have occurred on December 31, 2014, the last business day of the year. The closing price of the stock on December 31, 2014, $70.64, was used to calculate the value of the Unvested Stock Option Spread and the value of the Unvested Restricted Stock Awards and Unvested Restricted Stock Units.

In the event of retirement of a Named Executive Officer, potential payments would consist of:

•	Stock Options that would continue to vest on their original schedule;

•	Restricted Stock Units that would vest on the sooner of their original schedule of four years from grant date or three years from date of retirement;

•	Any retirement benefits commenced by the Named Executive Officer under the

•	Retirement Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates;

•	Restoration of Retirement Income Plan for Participants in the Retirement Plan for Employees of Cullen/Frost Bankers, Inc and its Affiliates;

•	Profit Sharing Plan;

•	Profit Sharing Restoration Plan; and

•	Supplemental Executive Retirement Plan (applies only to Mr. Evans).

For more detail concerning these potential payments at the time of retirement, see the 2014 Grants of Plan-Based Awards Table, the Outstanding Equity Awards at Fiscal Year-End Table, the Pension Benefits Table and the 2014 Post-Employment Benefits discussion above.

Change in Control Payments(5)

Name	Cash Severance(1) ($)	Equity(2) ($)	Perquisites/ Benefits(3) ($)	Tax Reimbursement(4) ($)	Total ($)
Richard W. Evans, Jr.	6,440,000	5,910,791	31,180	—	12,381,971
Phillip D. Green	2,781,000	1,428,934	25,790	—	4,235,724
David W. Beck, Jr.	2,502,900	1,169,896	31,504	—	3,704,300
Richard Kardys	2,502,900	1,072,800	31,039	—	3,606,739
Patrick B. Frost	2,502,900	941,322	41,312	1,035,009	4,520,543

1.	The amounts shown above as cash severance the Named Executive Officers represent severance equal to the base salary and target bonus multiplied by three plus the prorated target bonus.

2.	The amounts shown above represent the difference between the grant price and the closing market price on December 31, 2014 on the shares underlying unvested stock options along with the value of all unvested restricted stock and restricted stock units as of December 31, 2013 using the closing market price on December 31, 2014 of $70.64.

3.	The amounts shown above represent the value of three years’ health and welfare benefits for each of the Named Executive Officers.

4.	Based on the assumptions described above, the payments and benefits that would have been payable to the Named Executive Officers under the change-in-control agreements or other plans would have exceeded the safe harbor limit for payments contingent on a change in control set forth in Internal Revenue Code Section 280G for Mr. Frost only. As a result, the payments and benefits described above would have been subject to an excise tax under Internal Revenue Code Section 4999 for Mr. Frost only. Accordingly, an excise tax gross-up payment is shown for Mr. Frost. No excise tax gross-up payments would have been payable under the change-in-control agreements for the remaining Named Executive Officers.

5.	As discussed in the preceding narrative, all elements of severance pay and benefits available to the Named Executive Officers under the change-in-control agreements are attributable to “double trigger” arrangements with the exception of equity awards, which are subject to “single trigger” vesting on the occurrence of a change-in-control. As previously discussed, the 2015 Omnibus Plan includes a provision for “double trigger” vesting of equity awards in a change-in-control scenario.

Executive Stock Ownership

The table below lists the number of shares of Cullen/Frost Common Stock beneficially owned by each of the Named Executive Officers and by all Directors, nominees, and Named Executive Officers of Cullen/Frost as a group:

	Shares Owned(1)
Name	Amount and Nature of Beneficial Ownership(2)		Percent
Richard W. Evans, Jr.	1,048,117	(3)	1.65%
Phillip D. Green	214,816	(4)	0.34%
David W. Beck, Jr.	82,415		0.13%
Richard Kardys.	253,515		0.40%
Patrick B. Frost	971,911	(5)	1.53%
All Directors, nominees and executive officers as a Group (22 persons).	4,860,625	(6)	7.64%

(1)	Beneficial ownership is stated as of December 31, 2014. The owners have sole voting and investment power for the shares of Cullen/Frost Common Stock reported unless otherwise indicated. Beneficial ownership includes the following shares that the individual had a right to acquire pursuant to stock options exercisable within sixty (60) days from December 31, 2014: Mr. David W. Beck, Jr. 58,700; Mr. Patrick B. Frost 82,172; Mr. Richard W. Evans, Jr. 433,135; Mr. Phillip D. Green 106,870; Mr. Richard Kardys 91,055; and all Directors, nominees and executive officers as a group 979,723.

(2)	Includes the following shares allocated under the 401(k) Stock Purchase Plan for which each beneficial owner has both sole voting and sole investment power: Mr. David W. Beck, Jr. 3,035; Mr. Patrick B. Frost 29,828; Mr. Richard W. Evans, Jr. 58,541; Mr. Phillip D. Green 36,113; and Mr. Richard Kardys 34,526.

(3)	Includes 120,003 shares held by a family limited partnership of which the general partner is a limited liability company of which Mr. Richard W. Evans, Jr. is the sole manager.

(4)	Includes 1,100 shares held by Mr. Green’s wife and 25,685 shares held by trusts for which Mr. Green is the trustee.

(5)	Includes (a) 707,493 shares held by a limited partnership of which the general partner is a limited liability company of which Mr. Frost is the sole manager, (b) 3,855 shares held by Mr. Frost’s children for which Mr. Frost is the custodian and (c) 630 shares held by Mr. Frost’s wife for which Mr. Frost disclaims beneficial ownership. With respect to the 707,493 shares held by a limited partnership, Mr. Frost has sole voting rights over all shares, sole investment power over 70,749 shares and shared investment power over 636,744 shares.

(6)	Includes 668,144 shares for which Directors, nominees and executive officers share voting power and investment power with others. Also includes 265,308 shares allocated under the 401(k) Stock Purchase Plan for which the executive officers have both sole voting power and sole investment power.

PRINCIPAL SHAREHOLDERS

At December 31, 2014, the only persons known by Cullen/Frost, based on public filings, to be the beneficial owners of more than 5% of the outstanding Common Stock of Cullen/Frost were as follows:

	Voting Authority				Investment Authority				Amount of Beneficial Ownership		Percent of Class
Name and Address	Sole	Shared		None	Sole	Shared	None
Cullen/Frost Bankers, Inc.	370,505	7,125	(2)	1,467,787	383,726	3,195	1,467,787	(2)	5,085,729	(1)	8.00%
P.O. Box 1600 San Antonio, Texas 78296(1)
BlackRock, Inc.	3,229,178	-0-		-0-	3,473,996	-0-	-0-		3,473,996	(3)	5.50%
55 East 52nd Street New York, New York 10022
State Street Corporation	-0-	4,417,162		-0-	-0-	4,417,162	-0-		4,417,162	(5)	7.00%
One Lincoln Street Boston, Massachusetts 02111
The Vanguard Group	36,601	-0-		-0-	3,851,204	31,701	-0-		3,882,905	(4)	6.15%
100 Vanguard Blvd. Malvern, Pennsylvania 19355

(1)	Cullen/Frost owns no securities of Cullen/Frost for its own account. All of the shares are held by Cullen/Frost’s subsidiary bank, Frost Bank. Frost Bank has reported that the securities registered in its name as fiduciary, or in the names of several of its nominees, are owned by many separate accounts. The accounts are governed by separate instruments, which set forth the powers of the fiduciary with regard to the securities held.

(2)	Does not include 3,240,312 shares held by participants in the Cullen/Frost 401(k) Stock Purchase Plan.

(3)	Based upon information in Schedule 13G filed on February 2, 2015, reporting ownership as of December 31, 2014.

(4)	Based upon information in Schedule 13G filed on February 10, 2015, reporting ownership as of December 31, 2014.

(5)	Based upon information in Schedule 13G filed on February 12, 2015, reporting ownership as of December 31, 2014.

CERTAIN TRANACTIONS AND RELATIONSHIPS

Some of the Directors and executive officers of Cullen/Frost, and some of their associates, are current or past customers of one or more of Cullen/Frost’s subsidiaries. Since January 1, 2014, certain transactions, including borrowings, between these persons and such subsidiaries have occurred. In particular, the offices of the Hulen Financial Center of Frost Bank in Fort Worth, Texas are leased on a long-term basis from 4200 S. Hulen Partners, L.P. of which Mr. R. Denny Alexander, a Director of Cullen/Frost, owns a 13.33% interest and is the managing general partner. These offices were the headquarters of Overton Bancshares, Inc., which Cullen/Frost acquired in 1998. Cullen/Frost assumed this lease in the acquisition and has maintained it since. During 2014, lease payments of $925,004 were made by Frost Bank and Frost Insurance Agency, Inc. to 4200 S. Hulen Partners, L.P. The lease payments payable in the future through the end of lease term are $1,449,515. Also, the offices of the North Hulen Motor Bank of Frost Bank in Fort Worth, Texas are leased on a long-term basis from EG FNB, LLC, of which Mr. Crawford H. Edwards, a Director of Cullen/Frost, is a partner and general manager with a 0.593% interest. During 2014, lease payments of $34,667 were made by Frost Bank to EG FNB, LLC. The lease payments payable in the future through the end of lease term are $181,250. In connection with

Cullen/Frost’s acquisition of WNB Bancshares, Inc. in May 2014, Frost Bank executed a letter agreement with Southwest Energy Distributors, Inc. of which Mr. Jack Wood, a Director of Cullen/Frost, is also a Vice President and shareholder with a 29.50% interest. Under the terms of the letter agreement, Frost Bank agreed to provide office space at the Frost Bank Faudree Road location as well as other incidental services in exchange for consulting services to be provided by Southwest Energy Distributors, Inc. to Frost Bank. The letter agreement provides for a lease term of one year with unlimited automatic renewals and a thirty day termination upon prior written notice by either party. Additionally, two siblings of Mr. Patrick B. Frost serve in non-executive officer positions of Frost Bank and received cash compensation in 2014 in an aggregate amount of approximately $603,000. In addition, they received stock option grants with an aggregate grant date fair value of approximately $192,000. The compensation of Mr. Frost’s siblings is in accordance with the Company’s employment and compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions. Mr. Frost does not have a material interest in the employment relationships of his siblings nor do any of them share a household with Mr. Frost. In the opinion of management, all of the foregoing transactions, including borrowings, have been in the ordinary course of business, have had substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features. Additional transactions may take place in the future.

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

The Board of Directors has adopted a written related-party transaction policy. Cullen/Frost regularly monitors its business dealings and those of its Directors and executive officers to determine whether any existing or proposed transactions would constitute a related-party transaction requiring approval under this policy. In addition, our Code of Business Conduct and Ethics requires Directors and executive officers to notify Cullen/Frost of any relationships or transactions that may present a conflict of interest, including those involving family members. Our Directors and executive officers are also required to complete a questionnaire on an annual basis designed to elicit information regarding any such related-party transactions.

When Cullen/Frost becomes aware of a proposed or existing transaction with a related party, Cullen/Frost’s Corporate Counsel/Corporate Secretary, in consultation with management and external counsel, as appropriate, determines whether the transaction would constitute a related-party transaction requiring approval under this policy. If such a determination is made, management and Cullen/Frost’s Corporate Counsel/Corporate Secretary, in consultation with external counsel, determine whether, in their view, the transaction should be permitted, whether it should be modified to avoid any potential conflict of interest, whether it should be terminated, or whether some other action should be taken. Such action is then referred to Cullen/Frost’s Corporate Governance and Nominating Committee at its next meeting (or earlier, if appropriate), for review and final determination as it deems appropriate.

In determining whether to approve a related-party transaction, the Corporate Governance and Nominating Committee will consider, among other factors, the following:

•	whether the terms of the transaction are fair to Cullen/Frost and on the same basis as would apply if the transaction did not involve a related party;

•	whether there are business reasons for Cullen/Frost to enter into the transaction;

•	whether the transaction would impair the independence of an outside director; and

•

whether the transaction would present an improper conflict of interest for any related party of Cullen/Frost, taking into account the size of the transaction, the overall financial position of the related party, the direct or indirect nature of the related party’s interest in the transaction, and the ongoing nature of any proposed relationship.

Any member of the Corporate Governance and Nominating Committee who has an interest in the transaction under discussion will abstain from voting on the approval of the transaction, but may, if so requested by the Chairman of the Committee, participate in some or all of the Committee’s discussions of the transaction.

APPROVAL OF 2015 OMNIBUS INCENTIVE PLAN

(Item 2 On Proxy Card)

The Board of Directors has adopted the Plan, subject to shareholder approval. The Plan permits grants of incentive stock options (“ISOs”), nonqualified stock options (“NQSOs”), stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance share units, performance units, cash-based awards, other stock-based awards and substitute awards. The purpose of the Plan is to foster and promote the long-term financial success of the Company by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees, Nonemployee Directors and Third-Party Service Providers (each, as defined in the Plan, and collectively, the “Participants”), and (c) enabling the Company to attract and retain qualified and competent persons as employees of the Company and to serve as members of the Board of Directors of the Company and whose judgment, interest and performance are required for the successful operations of the Company.

If the Plan is approved by shareholders, it will become effective as of April 30, 2015 and will expire on April 30, 2025. In addition, if the Plan is approved by shareholders, the Company will not, as of the Plan’s effective date, grant any future awards under the Cullen/Frost Bankers, Inc. 2005 Omnibus Incentive Plan (the “2005 Plan”) or the 2007 Outside Directors Incentive Plan (the “2007 Plan”). In general, the Plan permits certain awards to be considered “qualifying performance-based compensation” under Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility of remuneration in excess of $1,000,000 paid by a public corporation to certain “Covered Employees” unless it is qualifying performance-based compensation. Under regulations promulgated pursuant to Section 162(m), at least three conditions must be satisfied in order for compensation to qualify as performance-based: (i) the compensation must be payable on account of the attainment of one or more pre-established, objective performance goals, (ii) the material terms of the compensation and the performance goals must be disclosed to and approved by shareholders before payment and (iii) a committee of the board of directors that is comprised solely of two or more “outside directors” must certify that the performance goals have been satisfied before payment. Notwithstanding the adoption of the Plan and its submission to shareholders, the Company reserves the right to pay its employees, including participants in the Plan, other amounts which may or may not be deductible under Section 162(m) or other provisions of the Internal Revenue Code.

The Plan is summarized below. The summary is subject, in all respects, to the terms of the Plan, which is attached as Annex A to this Proxy Statement.

Administration of the Plan

The Compensation and Benefits Committee of the Board (the “Committee”) is generally responsible for administering the Plan and has the discretionary power to:

•	interpret the terms and intent of the Plan and any Plan-related documentation;

•	determine eligibility for awards and the terms and conditions of awards; and

•	adopt Plan-related rules, regulations, forms, instruments, and guidelines.

Determinations of the Committee made under the Plan will be final and binding. The Committee may delegate its administrative duties and powers under the Plan to one or more of its members or to one or more officers, agents or advisors of the Company and its subsidiaries and affiliates. The Committee may also delegate to one or more officers the power to designate other employees (other than executive officers) to be recipients of awards.

Eligibility and Participation

Individuals eligible to participate in this Plan include all Employees, Nonemployee Directors and Third Party Service Providers. Participants who are selected by the Committee will be eligible to participate in the Plan. As of record date, the Company has approximately 4,210 Employees and 12 Nonemployee Directors. In the last equity grant award cycle, approximately 225 employees and 12 Nonemployee Directors received grants.

Shares Available for Awards

The maximum number of shares available under the Plan will be 515,000 shares of the Company’s Common Stock plus the number of authorized shares of the Company’s Common Stock that remain available under the Company’s 2005 Omnibus Incentive Plan, as Amended and Restated, and the Company’s 2007 Outside Directors Incentive Plan as of the effective date of the 2015 Plan.

Shares covered by an award will be counted against the shares available under the Plan only to the extent that such shares are issued. However, any shares that are withheld to pay the exercise price of an option, to reflect the grant price of a SAR or to satisfy tax withholding obligations associated with an award granted under the Plan will not, in each case, be available again for grant under the Plan. Shares related to awards that are (i) terminated by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, (ii) settled for cash in lieu of shares or (iii) exchanged with the Compensation and Benefits Committee’s permission, prior to the issuance of shares, for awards not involving shares, will, in each case, be available again for grant under the Plan.

The table below shows our historic burn rate over the past three years for both the 2005 Omnibus Plan and the 2007 Outside Directors Incentive Plan, and finally with two plans combined:

	2012	2013	2014	Weighted Average
2005 Plan
Shares/Units Granted	819,910	629,860	949,800
Weighted Average Shares Outstanding for Period	61,298,041	60,350,552	62,072,080
Burn Rate	1.34%	1.04%	1.53%

2007 Plan
Shares/Units Granted	5,632	5,500	5,643
Weighted Average Shares Outstanding for Period	61,298,041	60,350,552	62,072,080
Burn Rate	0.01%	0.01%	0.01%

2005 Plan and 2007 Plan Combined
Shares/Units Granted	825,542	635,360	955,443
Weighted Average Shares Outstanding for Period	61,298,041	60,350,552	62,072,080
Burn Rate	1.35%	1.05%	1.54%	1.35%

As commonly calculated, the total potential dilution or “overhang” from the adoption of the new Plan would be 12.44%.

Limits on Awards

The Plan imposes annual per-participant award limits, as follows:

•	The maximum number of shares for which options and SARs may be granted to a participant in a calendar year is 400,000 for each type of award.

•

The maximum number of shares of restricted stock, restricted stock units, performance share units or other stock-based awards, in each case that are Performance Based Compensation (as defined in the Plan), that may be paid to a participant in any calendar year is 150,000 for each type of award.

•

The maximum amount that may be paid to a participant in any calendar year under an award of performance units, cash-based awards or any other award that is payable in cash, and in each case that are Performance Based Compensation (as defined in the Plan), is $3,000,000 for each type of award.

•	The maximum number of shares for which awards under the Plan may be granted to any Nonemployee Director in any calendar year shall be 10,000.

The number and kind of shares that may be issued, the number and kind of shares subject to outstanding awards, the option price or grant price applicable to outstanding awards, the annual per-participant award limits, and other value determinations are subject to adjustment by the Committee to reflect stock dividends, stock splits, reverse stock splits, and other corporate events or transactions, other than normal cash dividends.

Types of Awards

Under the Plan, the Compensation and Benefits Committee may grant various types of awards. A description of each of the types of awards is set forth below.

Stock Options

The Plan permits the Committee to grant options to purchase the Company’s Common Stock. Stock options can be both ISOs and NQSOs. The exercise price for stock options cannot be less than the fair market value of the Company’s Common Stock on the date of grant. Fair market value under the Plan may be determined by reference to market prices on a particular trading day or on an average of trading days. The exercise price may be paid with cash or its equivalent or, subject to the sole discretion of the Committee, with previously acquired shares of Company Common Stock, by means of a broker-assisted exercise or by other means approved by the Committee. The expiration date for stock options cannot be later than the tenth anniversary of the date of grant.

Stock Appreciation Rights

The Committee may grant SARs under the Plan. The grant price of a SAR cannot be less than the fair market value of the Company’s Common Stock on the date of grant. SARs cannot be exercised later than the tenth anniversary of the date of grant.

SARs may be exercised on such terms as the Committee determines. Upon exercise of a SAR, the holder will receive payment from the Company in an amount equal to the product of (a) the excess of the fair market value of the Company’s Common Stock subject to the SAR and (b) the number of shares of Company Common Stock with respect to which the SAR is exercised. Such payment shall be made in cash, shares of Company Common Stock or a combination thereof.

Restricted Stock and Restricted Stock Units

Under the Plan, the Committee may award shares of restricted stock and restricted stock units. Restricted stock awards consist of shares of Company Common Stock that are transferred to the participant subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock units are awards that result in a transfer of shares of Company Common Stock, cash or a combination thereof to the participant only after specified conditions are satisfied. A holder of restricted stock is treated as a current shareholder of the Company and is entitled to dividend and voting rights, whereas a holder of restricted stock units is treated as a shareholder only to the extent that shares of Company Common Stock are delivered in the future. The Committee will determine the restrictions and conditions applicable to each award of restricted stock or restricted stock units.

Performance Share Units and Performance Units

The Committee may grant performance share units and performance units under the Plan. Performance share units will have an initial value that is based on the fair market value of the Company’s Common Stock on the date of grant and shall generally be paid in the form of shares of Company Common Stock unless otherwise specified in the applicable award agreement. Performance units will have an initial value that is determined by the Committee and shall be paid in the form of shares of Company Common Stock, cash or a combination thereof as specified in the applicable award agreement.

Performance share units and performance units will be earned only if performance goals are met over performance periods established by or under the direction of the Committee. The performance goals may vary from participant to participant, group to group and period to period. The performance goals for performance share units and performance units and any other awards granted under the Plan that are intended to constitute “qualified performance-based compensation” will be based upon one or more of the following:

book value;

cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

customer satisfaction;

earnings (either in aggregate or on a per-share basis);

earnings before or after, or any combination of, interest, taxes, depreciation or amortization (EBITDA);

economic value added (net operating profit after tax minus the sum of capital multiplied by the cost of capital);

expenses/costs;

gross or net income;

gross or net operating margins;

gross or net operating profits;

gross or net revenue/sales;

margins;

market share;

net income;

operating efficiency;

operating income;

operational performance measures;

pre-tax income;

productivity ratios and measures;

profitability ratios;

return measures (including, but not limited to, return on assets, equity, capital, invested capital, sales or revenues);

share price (including, but not limited to, growth in share price and total shareholder return);

strategic business objectives (including objective project milestones);

transactions relating to acquisitions or divestitures; or

working capital.

The Committee will determine whether the performance targets or goals that have been chosen for a particular performance award have been met. The Committee may provide in an award that any evaluation of performance may include or exclude any of the following events that occur during the applicable performance period:

asset write-downs;

litigation, claims, judgments or settlements;

changes in tax laws, accounting principles or other laws or provisions;

reorganization and restructuring programs;

acquisitions or divestitures;

foreign exchange gains and losses; and

Gains and losses that are treated as extraordinary items under Accounting Standards Codification Topic 225.

Awards that are designed to qualify as performance-based compensation may not be adjusted upward. However, the Committee has the discretion to adjust such awards downward. In addition, the Committee has the discretion to make awards that do not qualify as performance-based compensation. The Company has also reserved the ability to pay compensation that is not deductible.

Cash-Based Awards

The Plan permits the Compensation and Benefits Committee to grant cash-based awards. The terms and conditions of the awards, including whether vesting is dependent upon the achievement of specific performance goals, will be determined by the Committee. Payment under any cash-based award will be made in Company Common Stock or cash, as determined by the Committee.

Other Stock-Based Awards

Under the Plan, the Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than stock options, SARs, restricted stock, restricted stock units or performance shares. The terms and conditions of each other stock-based award will be determined by the Committee. Payment under any other stock-based awards will be made in Company Common Stock or cash, as determined by the Committee.

Substitute Awards

If the Company or a subsidiary acquires or combines with another company, the Compensation and Benefits Committee may grant substitute awards in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards. The terms and conditions of each substitute award will be determined by the Compensation and Benefits Committee. Payment under any substitute award will be made in Company Common Stock or cash, as determined by the Compensation and Benefits Committee.

Minimum Vesting Period

All Awards shall be subject to a minimum one-year vesting period, except in the case of Awards granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company, an Affiliate or Subsidiary. In addition, the Committee may grant Awards covering no more than five percent of the total number of shares of Common Stock authorized under the Plan that are not subject to the minimum one-year vesting period.

Transferability and Other Terms of Awards

The Plan provides that awards shall not be transferable other than by will or the laws of descent and distribution, except as the Committee otherwise expressly determines or consents.

To comply with applicable law in other countries in which the Company and its subsidiaries and affiliates operate or may operate or have employees, the Committee may modify the terms of awards made to such participants or establish a subplan for such participants.

Amendment of Awards or Plan

The Committee may at any time alter, amend, modify, suspend, or terminate an outstanding award or the Plan or in whole or in part. No amendment of an outstanding award may adversely affect the rights of a participant under the award without his or her consent, unless specifically provided for in the Plan. No amendment of the Plan will be made without shareholder approval if shareholder approval is required by applicable law.

Termination of Employment

The Committee will determine how each award will be treated following termination of the participant’s employment with or service for the Company, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs, or other awards requiring exercise will remain exercisable.

Change in Control of the Company

The Plan provides for “double trigger” vesting of awards in connection with a change in control of the Company. This means that awards granted under the Plan will vest if (i) a change in control of the Company occurs and (ii) the participant’s employment with the Company is terminated by the Company without Cause (as defined in the Plan) or by the participant for “good reason” (based on the definition of that term, if any, under the applicable award agreement. To the extent an award is subject to performance-based vesting, the performance goals will be deemed to have been earned based on the greater of targeted performance and actual performance attained as of the effective date of the change in control and the awards will remain subject to time-based vesting for the remainder of the applicable performance period (subject to accelerated vesting as described above).

The Company may also determine that all outstanding awards will be cancelled upon a change in control, and the value of those awards, as determined by the Committee in accordance with the terms of the Plan and the applicable award agreement, will be paid out in cash, shares of the Company’s Common Stock or other property within a reasonable time subsequent to the change in control. Further, in the event of a change in control of the Company, the Committee may, in its sole discretion, terminate stock options or stock appreciation rights for which the exercise price or grant price is equal to or exceeds the per share value of the consideration to be paid in the change in control transaction without payment of consideration.

Under the Plan, a change in control may be triggered if:

•	a person becomes the beneficial owner of 20% or more of the Company’s then-outstanding securities eligible to vote for the election of the Board of Directors;

•

a merger, consolidation, statutory share exchange or other similar form of corporate transaction involving the Company or one of its subsidiaries that requires approval of the Company’s shareholders is consummated, unless, immediately following such transaction, (1) the Company’s shareholders own more than 60% of the surviving corporation’s securities eligible to elect the directors of the surviving corporation, (2) no person beneficially owns 20% or more of the surviving corporation’s securities eligible to elect the directors of the surviving corporation and (3) at least 50% of the directors of the surviving corporation were members of the Board of Directors of the Company prior to the transaction.

•	during a period of two consecutive years, Directors serving on the Board of Directors of the Company at the beginning of such period cease to constitute a majority of the Board; or

•	a liquidation, dissolution or sale of all or substantially all of the Company’s assets is approved.

Certain Federal Income Tax Consequences

Set forth below is a summary of certain federal income tax consequences of the issuance and receipt of stock options under the Plan under the law as in effect on the date of this Proxy Statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local, or non-U.S. taxes.

Incentive Stock Options

A participant will not be subject to tax upon the grant of an ISO or upon the exercise of an ISO. However, the excess of the fair market value of the shares of Company Common Stock on the date of exercise over the exercise price paid will be included in a participant’s alternative minimum taxable income. Whether a participant is subject to the alternative minimum tax will depend on the participant’s particular circumstances. The participant’s basis in the shares received will be equal to the exercise price paid, and the participant’s holding period in the shares will begin on the day following the date of exercise.

If a participant disposes of the shares of Company Common Stock on or after the later of (1) the second anniversary of the grant date of the ISO and (2) the first anniversary of the exercise date of the ISO (the “statutory holding period”), the participant will recognize capital gain or loss in an amount equal to the difference between the amount realized on such disposition and the participant’s basis in the shares. If a participant disposes of the shares before the end of the statutory holding period, the participant will have engaged in a “disqualifying disposition.” As a result, the participant will be subject to tax:

•	on the excess of the fair market value of the shares on the exercise date (or the amount realized on the disqualifying disposition, if less) over the exercise price paid, as ordinary income; and

•	on the excess, if any, of the amount realized on the disqualifying disposition over the fair market value of the shares on the exercise date, as capital gain.

If the amount a participant realizes from a disqualifying disposition is less than the exercise price paid (i.e., the participant’s basis) and the loss sustained upon such disposition would otherwise be recognized, a participant will not recognize any ordinary income from such disqualifying disposition and instead the participant will recognize a capital loss. In the event of a disqualifying disposition, the Company or one of its subsidiaries can generally deduct the amount recognized as ordinary income by the participant.

The current position of the Internal Revenue Service is that income tax withholding and FICA and FUTA taxes (“employment taxes”) do not apply upon the exercise of an ISO or upon any subsequent disposition, including a disqualifying disposition, of shares acquired pursuant to the exercise of the ISO.

Nonqualified Stock Options

A participant will not be subject to tax upon the grant of an NQSO. Upon exercise of an NQSO, an amount equal to the excess of the fair market value of the shares of Company Common Stock acquired on the exercise date over the exercise price paid is taxable to the participant as ordinary income, and such amount is generally deductible by the Company or one of its subsidiaries. This amount of income will be subject to income tax withholding and employment taxes. The participant’s basis in the shares of Company Common Stock received will equal the fair market value of the shares on the exercise date, and the participant’s holding period in such shares will begin.

Restricted Stock

A participant generally will not be subject to tax upon receipt of an award of shares of Company Common Stock subject to forfeiture conditions and transfer restrictions (the “restrictions”) under the Plan. Upon lapse of the restrictions, the participant will recognize ordinary income equal to the fair market value of the shares of Company Common Stock on the date of lapse, and such income will be subject to income tax withholding and employment taxes. If any dividends are paid on such shares prior to the lapse of the restrictions they will be includible in the participant’s income when they are paid to the participant and will be taxed as additional compensation (and not as dividend income) and will be subject to income tax withholding and employment taxes.

Restricted Stock Units, Performance Share Units and Performance Units

A participant will not be subject to tax upon the grant of a restricted stock unit, performance share unit or performance unit. Upon vesting of the restricted stock unit, performance share unit or performance unit, the fair market value of the shares of Company Common Stock covered by the award (and/or the amount of cash) on the vesting date will be subject to employment taxes. Upon distribution of the cash and/or shares underlying the restricted stock unit, performance share unit or performance unit, the participant will recognize as ordinary income an amount equal to the cash and/or fair market value (measured on the distribution date) of the shares received, and such amount will generally be deductible by us or one of our subsidiaries. This amount of income will generally be subject to income tax withholding on the date of distribution. If any dividend equivalent amounts are paid to the participant, they will be includible in the participant’s income as additional compensation (and not as dividend income) and will be subject to income and employment tax withholding.

Additional Medicare Tax

For taxable years beginning after December 31, 2012, a participant will also be subject to a 3.8% tax on the lesser of (i) the participant’s “net investment income” for the relevant taxable year and (ii) the excess of the participant’s modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000, depending on the applicable circumstances). Net investment income generally includes net gains from the disposition of shares of Company Common Stock. Participants are urged to consult their tax advisors regarding the applicability of this Medicare tax to their income and gains in respect of their investment in the shares.

Other Federal Income Tax Consequences

In general, under Section l62(m) of the Internal Revenue Code, remuneration paid by a public corporation to its chief executive officer or any of its other top three named executive officers (excluding the chief financial officer), ranked by pay, is not deductible to the extent it exceeds $1,000,000 for any year. Taxable payments or benefits under the Plan may be subject to this deduction limit. However, under Section l62(m), qualifying performance-based compensation, including income from stock options and other performance-based awards that are made under shareholder approved plans and that meet certain other requirements, is exempt from the deduction limitation. The Plan has been designed so that the Compensation and Benefits Committee in its discretion may grant qualifying exempt performance-based awards under the Plan.

Under the so-called “golden parachute” provisions of the Internal Revenue Code, the accelerated vesting of stock options and benefits paid under other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change of control, in excess of certain limits. If these limits are exceeded, a portion of the amounts payable to the participant may be subject to an additional 20% federal tax and may be nondeductible to the corporation.

If any award granted under the Plan is considered deferred compensation under Section 409A of the Internal Revenue Code, then certain requirements must be met to have the deferral be effective for federal tax purposes. These requirements include:

•	time periods for making the election to defer;

•	distributions only upon permissible payment events; and

•	a prohibition on accelerating the time or schedule of any payment of deferred amounts except in circumstances permitted under Section 409A and its regulations.

If the requirements set forth above are not met, a participant will immediately be taxed on such purportedly deferred amounts, a penalty of 20% of such amounts deferred after December 31, 2004 will be imposed, and penalty interest will accrue at the underpayment rate plus one percent.

New Plan Benefits

The benefits or amounts under the Plan that will be received by or allocated to the Company’s CEO, other Named Executive Officers, other Executive Officers, employees who are not Executive Officers and Directors are discretionary and, accordingly, are not presently determinable. The awards granted in 2014 would not have changed if the 2015 Plan had been in place instead of the 2005 Plan and the 2007 Plan and are set forth in the following table and, for our Named Executive Officers, in the Summary Compensation Table (Page 33) and the Grants of Plan Based Awards Table (Page 35), and for our Directors, in the Directors Compensation Table (Page 9).

New Plan Benefits Table

(2005 Plan and 2007 Plan Combined)

	Stock-Based Awards		Cash-Based Awards
Name and Position	Dollar Value($)	Number of Shares/Units	Dollar Value ($)
Richard W. Evans, Jr	$2,259,327	79,340	$920,000
Chairman of the Board, Chief Executive Officer, and President of Cullen/Frost; Chairman of the Board and Chief Executive Officer of Frost Bank

Phillip D. Green	$510,253	17,920
Group Executive Vice President and Chief Financial Officer of Cullen/Frost; Group Executive Vice President and Chief Financial Officer of Frost Bank

David W. Beck, Jr.	$418,253	14,680
President and Chief Business Banking Officer of Frost Bank

Richard Kardys	$383,207	13,460
Group Executive Vice President and Executive Trust Officer of Frost Bank

Patrick B. Frost	$335,869	11,800
President of Frost Bank

Current Executive Group (including Named Executive Officers)	$5,432,923	190,800	$920,000

Non-Executive Director Group	$440,380	5,643

Non-Executive Officer Employee Group	$12,674,045	759,000

Additional Information Regarding Cullen/Frost’s Equity Compensation Plans

The Company currently maintains equity compensation plans. The following table provides information as of December 31, 2014 regarding equity based compensation awards outstanding and available for future grants, segregated between equity compensation plans approved by shareholders and equity compensation plans not approved by shareholders. The information with respect to the total number of shares available for future grants set forth in the table includes 1,533,497 shares available for future grant under the 2005 Omnibus Incentive Plan and 439,930 shares available for future grant under the 2007 Outside Directors Incentive Plan. The table does not include information regarding the Plan. If the Plan is approved by shareholders, the Company will not, as of the Plan’s effective date, grant any future awards under the 2005 or 2007 Plans.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Awards	Weighted-Average Exercise Price of Outstanding Awards	Number of Shares Available for Future Grants
Plans approved by shareholders	5,029,822	$58.99	1,973,427
Plans not approved by shareholders	—	—	—

Total	5,029,822	$58.99	1,973,427

Other Matters

The closing price of the Company’s Common Stock reported by the New York Stock Exchange Composite Transactions Reporting System for March 6, 2015, was $69.24 per share.

The Board of Directors believes that the share request is reasonable and appropriate considering all relevant factors and recommends a vote “for” approval of the Plan.

SELECTION OF AUDITORS

(Item 3 On Proxy Card)

The Board of Directors recommends that the shareholders of Cullen/Frost ratify the selection of Ernst & Young LLP, certified public accountants, as independent auditors of Cullen/Frost. Ernst & Young LLP have audited the financial statements of Cullen/Frost since 1969.

Neither Cullen/Frost’s Articles of Incorporation nor its Bylaws require that the shareholders ratify the selection of Ernst & Young LLP as its independent auditors. Cullen/Frost is doing so because it believes it is a matter of good corporate practice. Should the shareholders not ratify the selection, the Audit Committee will reconsider its determination to retain Ernst & Young LLP, but may elect to continue to retain Ernst & Young LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that the change would be in the best interests of Cullen/Frost and its shareholders.

The following table provides information on fees incurred by Cullen/Frost to Ernst & Young LLP.

Fees Incurred To Independent Auditors

	2014	2013
Audit Fees(1)	$1,069,850	$1,091,200
Audit-Related Fees(2)	$112,225	$364,746
Tax Fees(3)	$314,349	$236,165
All Other Fees	$0	$0

Total Fees	$1,496,424	$1,692,111

(1)	Audit fees include fees for the audit of management’s assessment of the effectiveness of Cullen/Frost’s internal control over financial reporting.

(2)	Audit-related fees are fees for audits of employee benefit plans and internal control reviews of Trust Department operations.

(3)	Tax fees include fees associated with tax compliance and consulting services. Tax compliance services include the preparation of Federal income tax and Texas franchise tax returns, including estimated tax payments and extension requests. Tax consulting services include routine tax advice and consultation.

The Audit Committee pre-approves each audit and non-audit service provided to Cullen/Frost by Ernst & Young LLP. Pursuant to the Audit Committee’s charter, the Audit Committee has delegated to each of its members the authority to pre-approve any audit or non-audit service to be performed by the independent auditors, provided that any such approvals are presented to the Audit Committee at its next scheduled meeting.

Representatives from Ernst & Young LLP are not expected to be present at the Annual Meeting. If any shareholder desires to ask Ernst & Young LLP a question, management will ensure that the question is sent to Ernst & Young LLP and that an appropriate response is made directly to the shareholder.

NONBINDING APPROVAL OF EXECUTIVE COMPENSATION

(Item 4 On Proxy Card)

Section 14A of the Securities Exchange Act of 1934, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act requires that issuers permit a separate nonbinding “say on pay” shareholder vote to approve the compensation of executives at least every three years. The Board of Directors has determined that, consistent with the nonbinding resolution adopted by the shareholders at the 2011 annual meeting of shareholders, this vote should take place every year.

The proposal gives shareholders the opportunity to vote for or against the following resolution:

“RESOLVED, that the compensation paid to Cullen/Frost Bankers, Inc.’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Your vote is advisory, which means it will not be binding upon the Board of Directors and will not overrule any decision by the Board of Directors. However, the Compensation Committee may, in its sole discretion, take into account the outcome of the vote when considering future executive compensation arrangements.

We encourage you to carefully review the “Compensation Discussion and Analysis” and “2014 Compensation” sections of this proxy statement for a detailed discussion of the Company’s executive compensation program.

Our compensation policies and procedures are designed to pay for performance in a way that is strongly aligned with the long-term interests of our shareholders. The Compensation and Benefits Committee, which is composed entirely of independent Directors, in consultation with a leading human resources consulting firm, oversees our executive compensation program. (For more information regarding the Compensation and Benefit Committee’s use of consultants, please see Role of Compensation Consultants on page 17.) The Committee continually monitors our policies to ensure that they continue to reward executives for results that are consistent with shareholder interests and strong risk management.

Our Board of Directors and our Compensation and Benefits Committee believe that our commitment to these responsible compensation practices justifies a vote by shareholders FOR the resolution approving the compensation of our executives as disclosed in this Proxy Statement.

The Board of Directors recommends you vote “FOR” this Proposal 4.

AUDIT COMMITTEE REPORT

The purpose of the Audit Committee is to assist the Board of Directors in its oversight of: (i) the integrity of Cullen/Frost’s financial statements; (ii) Cullen/Frost’s compliance with legal and regulatory requirements; (iii) the independent auditors’ qualifications and independence; and (iv) the performance of the independent auditors and Cullen/Frost’s internal audit function. The Audit Committee operates pursuant to a written charter that is available at frostbank.com or in print by contacting the Corporate Secretary, Stan McCormick, at 100 West Houston Street, San Antonio, Texas 78205. The Committee met six times in 2014. The Board has determined that each member of the Audit Committee is independent within the meaning of the NYSE’s rules and the SEC’s rules. The Board has also determined that each member of the Audit Committee is “financially literate” and that at least one member of the Audit Committee has “accounting or related financial management expertise,” in each case within the meaning of the NYSE’s rules. In addition, the Board has determined that Mr. Ruben M. Escobedo is an “audit committee financial expert” within the meaning of the SEC’s rules.

Management of Cullen/Frost is responsible for the preparation, presentation, and integrity of Cullen/Frost’s financial statements, for the effectiveness of internal control over financial reporting, and for the maintenance of appropriate accounting and financial reporting principles and policies and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for planning and carrying out a proper audit of Cullen/Frost’s annual consolidated financial statements, for expressing an opinion as to conformity with generally accepted accounting principles, and for auditing management’s assessment of internal control over financial reporting. Members of the Audit Committee are not full-time employees of Cullen/Frost and are not, and do not represent themselves to be, performing the functions of auditors or accountants. Accordingly, as described above, the Audit Committee provides oversight of the responsibilities of management and the independent auditors.

In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16, Communications With Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Public Company Accounting Oversight Board’s Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, as currently in effect, and has discussed with the independent auditors the independent auditors’ independence.

Based upon the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in its charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Cullen/Frost’s Annual Report on Form 10-K for the year ended December 31, 2014 to be filed with the Securities and Exchange Commission.

Ruben M. Escobedo, Committee Chairman

Royce S. Caldwell

David J. Haemisegger

Richard M. Kleberg, III

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Cullen/Frost’s Directors and executive officers to file reports with the Securities and Exchange Commission and the NYSE relating to their ownership and changes in ownership of Cullen/Frost’s Common Stock. Based on information provided by Cullen/Frost’s Directors and executive officers and a review of such reports, Cullen/Frost believes that all required reports were filed on a timely basis during 2014.

SHAREHOLDER PROPOSALS

To be eligible under the Securities and Exchange Commission’s shareholder proposal rule (Rule 14a-8) for inclusion in Cullen/Frost’s proxy statement, proxy card, and presentation at Cullen/Frost’s 2016 Annual Meeting of Shareholders (currently scheduled to be held on April 28, 2016), a proper shareholder proposal must be received by Cullen/Frost at its principal offices no later than November 20, 2015. For a proper shareholder proposal submitted outside of the process provided by Rule 14a-8 to be eligible for presentation at Cullen/Frost’s 2016 Annual Meeting, timely notice thereof must be received by Cullen/Frost not less than 60 days nor more than 90 days before the date of the meeting (for an April 28, 2016 meeting, the date on which the 2016 Annual Meeting is currently scheduled, notice is required no earlier than January 29, 2016 and no later than March 1, 2016). The notice must be in the manner and form required by Cullen/Frost’s Bylaws. If the date of the 2016 Annual Meeting is changed, the dates set forth above may change.

OTHER MATTERS

Management of Cullen/Frost knows of no other business to be presented at the meeting. If other matters do properly come before the meeting, the enclosed proxy confers discretionary authority on the persons named as proxies to vote the shares represented by the proxy as to those other matters.

By Order of the Board of Directors,

STANLEY E. McCORMICK, JR.

Executive Vice President

Corporate Counsel and Secretary

Dated: March 23, 2015

A copy of Cullen/Frost’s 2014 Annual Report on Form 10-K is available without charge (except for exhibits, which are available upon payment of a reasonable fee) upon written request to Cullen/Frost Bankers, Inc., Attention: Greg Parker, 100 West Houston Street, San Antonio, Texas 78205. Shareholders may obtain copies of Cullen/Frost’s Corporate Governance Guidelines and Code of Business Conduct and Ethics, as well as the charters for its Audit Committee, Compensation and Benefits Committee, and Corporate Governance and Nominating Committee, by writing to the same address. In addition, copies are available on Cullen/Frost’s website at frostbank.com.

ANNEX A

CULLEN/FROST BANKERS, INC.

2015 OMNIBUS INCENTIVE PLAN

Article 1. Establishment, Purpose and Duration

1.1 Establishment.    Cullen/Frost Bankers, Inc., a Texas corporation, establishes an incentive compensation plan to be known as Cullen/Frost Bankers, Inc. 2015 Omnibus Incentive Plan, as set forth in this document. This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units, Performance Units, Cash-Based Awards and Other Stock-Based Awards. This Plan shall become effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3. This Plan and each Award granted hereunder are conditioned on and shall be of no force or effect until the Plan is approved by the stockholders of the Company.

1.2 Purpose of this Plan.    The purpose of the Plan is to foster and promote the long-term financial success of the Company by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants, and (c) enabling the Company to attract and retain qualified and competent persons as employees of the Company and to serve as members of the Board and whose judgment, interest and performance are required for the successful operations of the Company.

1.3 Duration of this Plan.    Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rule and Regulations of the Exchange Act.

2.2 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.3 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan and the applicable Award Agreement.

2.4 “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.5 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.6 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.7 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.

2.8 “Cause” means, unless otherwise defined under an applicable Award Agreement, in the judgment of the Committee:

(a) material misconduct of the Participant,

(b) continued failure of the Participant to perform essential job functions other than due to disability,

(c) the conviction of the Participant by a court of competent jurisdiction of a felony or entering the plea of guilty or nolo contendere to a felony by the Participant,

(d) the commission by the Participant of an act of theft, fraud, dishonesty or insubordination that is materially detrimental to the Company or any Subsidiary, or

(e) a material breach by the Participant of any material written policy of the Company.

2.9 A “Change in Control” means, except as may otherwise be provided in an Award Agreement, the occurrence of any one of the following events occurs:

(a) any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (a) shall not be deemed to be a Change of Control by virtue of any of the following acquisitions: (A) by the Company or any Subsidiary, (B) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities or (D) a transaction (other than one described in (b) below) in which Company Voting Securities are acquired from the Company, if a majority of the incumbent Directors approve a resolution providing expressly that the acquisition pursuant to this clause (D) does not constitute a Change of Control under this paragraph (a) or

(b) the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s stockholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 60% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has Beneficial Ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among (and only among) the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation) is or becomes the Beneficial Owner, directly or indirectly, of 20% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) and (C) at least 50% of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination, or

(c) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a) or (b) of this section) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(d) Approval by the shareholders of the Company and the subsequent consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company.

Notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any person acquires or holds Beneficial Ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company, such person becomes the Beneficial Owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change of Control of the Company shall then occur.

Notwithstanding the foregoing, for purposes of any Award subject to Section 409A of the Code, a Change in Control shall not occur unless such transaction or series of related transactions, constitutes a change in ownership of the Company, a change of effective control of the Company, a change in ownership of a substantial portion of the Company’s assets, each under Section 409A of the Code or otherwise constitutes a change on control within the meaning of Section 409A of the Code; provided, however, if the Company treats an event as a Change in Control that does not meet the requirements of Section 409A of the Code, such Award shall be paid when it would otherwise have been paid but for the Change in Control.

2.10 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.11 “Commission” means the Securities and Exchange Commission.

2.12 “Committee” means, for purposes of Awards granted under this Plan, the Compensation and Benefits Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Commission under the Exchange Act, or such rule or any successor rule thereto which is in effect from time to time, Section 162(m) of the Code and any applicable listing or governance requirements of any securities exchange on which the Company’s Shares are listed. The term “Committee” shall refer to the Compensation and Benefits Committee of the Board or such other committee appointed by the Board with respect to Awards granted to Employees, shall refer to all Nonemployee Directors with respect to awards granted to Directors, and shall refer to the entire Board with respect to awards that may be granted to Third-Party Service Providers.

2.13 “Company” means Cullen/Frost Bankers, Inc., and any successor thereto as provided in Section 22.21.

2.14 “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is a “covered employee” as defined in Code Section 162(m).

2.15 “Director” means any individual who is a member of the Board of Directors of the Company.

2.16 “Disability” means a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or tasks to which such Participant was assigned at the time the disability was incurred and which is expected to be permanent or for an indefinite period. With respect to any Award that constitutes deferred compensation under Code Section 409A and is subject to Code Section 409A, the Committee may not find that a Disability exists with respect to the applicable Participant unless, in the Committee’s opinion, such Participant is also “disabled” within the meaning of Code Section 409A.

2.17 “Dividend Equivalent” has the meaning set forth in Section 18.

2.18 “Effective Date” has the meaning set forth in Section 1.1.

2.19 “Employee” means any individual performing services for the Company, an Affiliate or a Subsidiary and designated as an employee of the Company, Affiliate or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company, Affiliate or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any unpaid leave of absence approved by the Company or (ii) transfers between locations of the Company or among the Company, or any Affiliate or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.20 “Exchange Act” means the Securities Exchange Act of 1934.

2.21 “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.22 “Fair Market Value” means, as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange (“NYSE”) and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the New York Stock Exchange (or, on such other established stock exchange or national market system, as determined by the Committee in its sole discretion, if Shares are not listed on the NYSE), or if no sales of Shares shall have occurred on such exchange on the applicable date the closing price of the Shares on such exchange on the next preceding date on which there were such sales. Notwithstanding the foregoing, if Shares are not traded on any established stock exchange or national market system, the Fair Market Value means the price of a Share as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

2.23 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan by the Committee (or such later date as specified in advance by the Committee) or, in the case of an Award granted to a Non-Employee Director, the date on which such Award is approved by the Board (or such later date as specified in advance by the Board).

2.24 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7.

2.25 “Incentive Stock Option” or “ISO” means an Award granted pursuant to Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

2.26 “Insider” shall mean an individual who is, on the relevant date, an officer (as defined in Rule 16a-1(f) (or any successor provision) promulgated by the Commission under the Exchange Act) or Director of the Company, or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.27 “Nonemployee Director” means a Director who is not an Employee.

2.28 “Nonqualified Stock Option” means an Award granted pursuant to Article 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.29 “Option” means an Award granted to a Participant pursuant to Article 6, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.

2.30 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.

2.31 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.32 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award that does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.33 “Performance Measures” means measures, as described in Section 15.2, upon which performance goals are based and that are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.34 “Performance Period” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.35 “Performance Share Unit” means an Award granted pursuant to Article 10.

2.36 “Performance Unit” means an Award granted pursuant to Article 11.

2.37 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9.

2.38 “Plan” means the Cullen/Frost Bankers, Inc. 2015 Omnibus Incentive Plan, as the same may be amended from time to time.

2.39 “Prior Plans” means the Cullen/Frost Bankers, Inc. 2005 Omnibus Incentive Plan, as amended and restated and the Cullen/Frost Bankers, Inc. 2007 Outside Directors Incentive Plan.

2.40 “Restricted Stock” means an Award granted pursuant to Article 8.

2.41 “Restricted Stock Unit” means an Award granted pursuant to Article 9.

2.42 “Share” means a share of common stock, par value $0.01 per share, of the Company.

2.43 “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7.

2.44 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than 50% of the total combined voting power of all classes of stock.

2.45 “Termination of Service” means the following:

(a) for an Employee, the date on which the Employee is no longer an Employee;

(b) for a Non-Employee Director, the date on which the Non-Employee Director is no longer a member of the Board; and

(c) for a Third-Party Service Provider, the date on which such individual no longer provides substantial services on a regular basis to the Company as determined by the Committee in its discretion.

With respect to any payment of an Award subject to Code Section 409A, a Termination of Service shall mean a “separation from service” within the meaning of Code Section 409A.

2.46 “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company, or an Affiliate or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company or Subsidiary to render such services.

Article 3. Administration

3.1 General.    The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, its Affiliates, and its Subsidiaries, and all other interested individuals.

3.2 Authority of the Committee.    Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a) To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares or cash pursuant to an Award and the number of Shares or amount of cash subject to an Award;

(b) To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration.

(c) To correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective or to cure any error or mistake;

(d) To approve forms of Award Agreements for use under the Plan;

(e) To determine Fair Market Value of a Share in accordance with Section 2.22 of the Plan;

(f) To amend the Plan or any Award Agreement as permitted in the Plan;

(g) To adopt sub-plans and/or special provisions applicable to Awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern;

(h) To authorize any person to execute on behalf of the Company any instrument required to affect the grant of an Award;

(i) To determine whether Awards will be settled in Shares, cash or in any combination thereof;

(j) To determine whether Awards will provide for Dividend Equivalents;

(k) To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(l) To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards subject to any applicable stockholder approval requirements set forth in Section 21.1 of the Plan;

(m) To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(n) To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of Shares;

(o) To waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereto including, but not limited to, forfeiture, vesting and treatment of Awards upon a Termination of Service; and

(p) To permit Participants to elect to defer payments of Award; provided, that any such deferrals shall comply with applicable requirements of the Code, including Code Section 409A.

3.3 Delegation.    To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to either an Employee who is considered Covered Employee or an officer (as defined in Rule 16a-1(f)); (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Authorized and Available for Awards.    Subject to adjustment as provided under Section 4.4, the total number of Shares that are available for Awards under the plan shall be 515,000 plus the number of authorized Shares remaining available under Prior Plans as of the Effective Date. Such Shares may be authorized and unissued Shares, treasury Shares, or Shares purchased by the Company in the open market, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options. Solely for the purpose of applying the limitation set forth in this Section 4.1, the number of shares available for issuance under the Plan shall be reduced by one (1.00) Share for every one (1.00) Share granted in respect of an Award. Any Shares of Stock with respect to which the Company becomes obligated to make Awards through the assumption of, or in substitution for, outstanding awards previously granted by an acquired entity, will not count against the Shares available to be delivered pursuant to Awards under this Plan.

4.2 Share Usage.    The Committee shall determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:

(a) Any Shares related to an Award granted under the Plan or Prior Plans that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares shall be available again for grant under this Plan.

(b) Any Shares that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date (i) to pay the Exercise Price of an Option granted under the Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under the Plan, shall not become available again for grant under the Plan.

(c) Any Shares that were subject to a stock-settled SAR or stock-settled Option granted under the Plan that were not issued upon the exercise of such SAR or Option on or after the Effective Date shall not become available again for grant under this Plan.

(d) Any Shares that were purchased by the Company on the open market with the proceeds from the exercise of a Stock Option shall not become available again for grant under this Plan.

(e) Solely for the purpose of applying the limitation set forth in Section 4.1, the number of shares available for issuance under the Plan shall be increased by one (1.00) Share for every one (1.00) Share granted in respect of an Award that again becomes available for grant pursuant to Section 4.2(a).

4.3 Annual Award Limits.    Subject to adjustment as set forth in Section 4.4, unless and until the Committee determines that an Award to a Covered Employee shall not be designed to qualify as Performance-Based Compensation, the following limits (each an “Annual Award Limit” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under this Plan:

(a) the maximum aggregate number of Shares for which Options or SARs may be granted to any Participant in any calendar year shall be 400,000 Shares, respectively (for avoidance of the doubt, this limit applies separately to each type of Award);

(b) the maximum aggregate number of Shares that may be paid to any Participant in any calendar year under an Award of Restricted Stock, Restricted Stock Units, Performance Share Units or Other Stock Based Awards, in each case that are Performance-Based Compensation, shall be 150,000 Shares, respectively determined as of the date of payout (for avoidance of the doubt, this limit applies separately to each type of Award);

(c) the maximum aggregate amount that may be paid to any Participant in any calendar year under an Award of Performance Units, Cash-Based Awards or any other Award that is payable in cash, in each case that are Performance-Based Compensation, shall be $3,000,000 determined as of the date of payout (for avoidance of the doubt, this limit applies separately to each type of Award);

(d) the maximum aggregate number of shares for which Awards may be granted to any Nonemployee Director in any calendar year shall be 10,000.

4.4 Adjustments.    All Awards shall be subject to the following provisions:

(a) In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the recapitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction (each, a “Corporate Transaction”), the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, (i) the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, (ii) the number and kind of Shares subject to outstanding Awards, (iii) the Exercise Price or Grant Price applicable to outstanding Awards, (iv) the Annual Award Limits, and (v) other value determinations applicable to outstanding Awards.

(b) In addition to the adjustments permitted under paragraph (a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any Corporate Transaction, including, but not limited to, modifications of performance goals and changes in the length of Performance Periods, subject to the limitations set forth in Section 15.4. In addition, adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, (ii) the substitution of other property (including, without limitation, other securities and securities of entities other than the Company that agree to such substitution) for the Shares available under this Plan or the Shares covered by outstanding Awards including arranging for the assumption, or replacement with new awards, of Awards held by Participants, and (iii) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.

(c) The determination of the Committee as to the foregoing adjustments set forth in this Section 4.4, if any, shall be conclusive and binding on Participants under this Plan.

4.5 Minimum Vesting Standards.    Any Awards granted under the Plan to a Participant shall be subject to a minimum vesting period of at least one year, except in the case of Awards granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the company, an Affiliate or Subsidiary. Notwithstanding the immediately preceding sentence, (i) the Committee may permit and authorize acceleration of vesting Awards pursuant to Sections 3.2 (o) and 21.1 of the Plan (subject to the requirements of Article 1.5 in the case of Performance-Based Compensation), and (ii) the Committee may grant Awards without respect to the minimum vesting standards, with respect to Awards covering no more than five percent of the total number of Shares authorized under the Plan.

Article 5. Eligibility and Participation

5.1 Eligibility to Receive Awards.    Individuals eligible to participate in this Plan include all Employees, Nonemployee Directors and Third-Party Service Providers.

5.2 Participation in the Plan.    Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

5.3 Award Agreements.    The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

Article 6. Stock Options

6.1 Grant of Options.    Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of an Option shall be evidenced by an Award Agreement, which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.

6.2 Exercise Price.    The Exercise Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, the Exercise Price must be at least equal to 100% of the Fair Market Value of a Share as of the Option’s Grant Date, subject to adjustment as provided for under Section 4.4.

6.3 Term of Option.    The term of an Option granted to a Participant shall be determined by the Committee in its sole discretion; provided, however, no Option shall be exercisable later than the tenth anniversary of its Grant Date.

6.4 Exercise of Option.    An Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.5 Payment of Exercise Price.    An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Exercise Price. The Exercise Price of any exercised Option shall be payable to the Company in accordance with one of the following methods to the extent permitted under a Participant’s applicable Award Agreement:

(a) In cash or its equivalent;

(b) By tendering (either by actual delivery or by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price;

(c) By a cashless (broker-assisted) exercise;

(d) By a net exercise;

(e) By any combination of (a), (b), (c); or (d);

(f) By any other method approved or accepted by the Committee in its sole discretion.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.6 Special Rules Regarding ISOs.    Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:

(a) Special ISO definitions:

(i) “Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii) “ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii) A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.

(b) Eligible employees.    An ISO may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary.

(c) Specified as an ISO.    An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d) Exercise Price.    The Exercise Price for each grant of an ISO shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Exercise

Price must be at least equal to 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% owners, the Exercise Price may not be not less than 110% of such Fair Market Value), subject to adjustment provided for under Section 4.4.

(e) Right to exercise.    Any ISO granted to a Participant shall be exercisable during his or her lifetime solely by such Participant.

(f) Exercise period.    The period during which a Participant may exercise an ISO shall not exceed ten years (five years in the case of a Participant who is a 10% owner) from the date on which the ISO was granted.

(g) Termination of Service.    In the event a Participant has a Termination of Service due to death or Disability, the Participant (or, in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) shall have the right to exercise the Participant’s ISO award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or Disability; as applicable, provided, however, that such period may not exceed one year from the date of such Termination of Service or if shorter, the remaining term of the ISO. In the event a Participant has a Termination of Service for reasons other than death or Disability, the Participant shall have the right to exercise the Participant’s ISO during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such Termination of Service; provided however, that such period may not exceed three months from the date of such Termination of Service or if shorter, the remaining term of the ISO.

(h) Dollar limitation.    To the extent that the aggregate Fair Market Value of (a) the Shares with respect to which Options designated as Incentive Stock Options plus (b) the shares of stock of the Company, Parent Corporation and any ISO Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of such Incentive Stock Options during any calendar year under all plans of the Company and ISO Subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.

(i) Duration of plan.    No ISO may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board and (b) the Effective Date.

(j) Notification of disqualifying disposition.    If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within 30 days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code section 421(b) has occurred.

(k) Transferability.    No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that at the discretion of the Committee, an ISO may be transferred to a grantor trust under which Participant making the transfer is the sole beneficiary.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs.    SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of SARs shall be evidenced by an Award Agreement.

7.2 Grant Price.    The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the Fair Market Value of a Share as of the Grant Date, subject to adjustment as provided for under Section 4.4.

7.3 Term of SAR.    The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no SAR shall be exercisable later than the tenth anniversary date of its Grant Date.

7.4 Exercise of SAR.     An SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.5 Notice of Exercise.    An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

7.6 Settlement of SARs.    Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.

(b) The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement.

Article 8. Restricted Stock

8.1 Grant of Restricted Stock.    Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Restricted Stock shall be evidenced by an Award Agreement.

8.2 Nature of Restrictions.    Each grant of Restricted Stock shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) A requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock;

(b) Restrictions based upon the achievement of specific performance goals;

(c) Time-based restrictions on vesting following the attainment of the performance goals;

(d) Time-based restrictions; or

(e) Restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such Shares are listed or traded.

8.3 Issuance of Shares.    To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse. Shares of Restricted Stock covered by each Restricted Stock grant shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapsed (including satisfaction of any applicable tax withholding obligations) at which time certificates representing such Shares may be transferred to the Participant or such Shares may be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company, as determined in the discretion of the Committee.

8.5 Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 8.2, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Cullen/Frost Bankers, Inc. 2015 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from ABC Corporation.

8.6 Voting Rights.    As set forth in a Participant’s applicable Award Agreement, the Committee shall determine the extent to which a Participant holding Shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those Shares.

8.7 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Code Section 83(b). If a Participant makes an election pursuant to Code Section 83(b) concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Restricted Stock Units

9.1 Grant of Restricted Stock Units.    Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of each Share based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Period of Restriction. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

9.2 Nature of Restrictions.    Each grant of Restricted Stock Units shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a) A requirement that a Participant pay a stipulated purchase price for each Restricted Stock Unit;

(b) Restrictions based upon the achievement of specific performance goals;

(c) Time-based restrictions on vesting following the attainment of the performance goals;

(d) Time-based restrictions; and/or

(e) Restrictions under applicable laws or under the requirements of any stock exchange on which Shares are listed or traded.

9.3 Voting Rights.    A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the Shares corresponding to any Restricted Stock Units granted hereunder.

9.4 Settlement and Payment of Restricted Stock Units.    Unless otherwise elected by the Participant as permitted under the Award Agreement, or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement shall be made in Shares unless otherwise specified in the Award Agreement.

Article 10. Performance Share Units

10.1 Grant of Performance Share Units.    Performance Share Units may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Share Units shall be evidenced by an Award Agreement.

10.2 Value of Performance Share Units.    Each Performance Share Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, shall determine the number of Performance Share Units that shall be paid to a Participant.

10.3 Earning of Performance Share Units.    After the applicable Performance Period has ended, the number of Performance Share Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

10.4 Form and Timing of Payment of Performance Share Units.    The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Share Units in the form of Shares unless otherwise specified in the Award Agreement. Any Shares paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee.

Article 11. Performance Units

11.1 Grant of Performance Units.    Subject to the terms and provisions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Units shall be evidenced by an Award Agreement.

11.2 Value of Performance Units.    Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3 Earning of Performance Units.    After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

11.4 Form and Timing of Payment of Performance Units.    The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.

Article 12. Other Stock-Based Awards and Cash-Based Awards

12.1 Grant of Other Stock-Based Awards and Cash-Based Awards.

(a) The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and subject to such terms and conditions, as the Committee shall determine, in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b) The Committee may grant Cash-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

(c) Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement.

12.2 Value of Other Stock-Based Awards and Cash-Based Awards.

(a) Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion.

(b) Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

12.3 Payment of Other Stock-Based Awards and Cash-Based Awards.    Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Awards shall be made in accordance with the terms of the applicable Award Agreement, in cash, shares or a combination of both as determined by the Committee in its sole discretion.

Article 13. Effect of Termination of Service

Each Award Agreement evidencing the grant of an Award shall provide for the following:

(a) The extent to which a Participant shall vest in or forfeit such Award following the Participant’s Termination of Service.

(b) With respect to an Award in the form of an Option or SAR, the extent to which a Participant shall have the right to exercise the Option or SAR following the Participant’s Termination of Service.

The foregoing provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with each Participant, need not be uniform among all Award Agreements and may reflect distinctions based on the reasons for termination.

Article 14. Transferability of Awards and Shares

14.1 Transferability of Awards.    Except as provided in Section 14.2, Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 14.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

14.2 Committee Action.    The Committee may, in its discretion, approve a Participant’s transfer of an Award (except in the case of an ISO), on such terms and conditions as the Committee deems appropriate, either (i) to the Participant’s “Immediate Family” (as defined below), (ii) to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

14.3 Restrictions on Share Transferability.    The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares.

Article 15. Performance-Based Compensation and Compliance with Code Section 162(m)

15.1 Compliance with Section 162(m).    The provisions of the Plan are intended to ensure that all Options and SARs granted hereunder to any Participant who is or may be a Covered Employee at the time of exercise of such Option or SAR qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c) of the Code and that such Options and SARs shall therefore be considered Performance-Based Compensation and this Plan shall be interpreted and operated consistent with that intention. The Committee may designate any Award (other than an Option or SAR) as Performance-Based Compensation upon grant, in each case based upon a determination that (i) the Participant is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such award to qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c). The Committee shall have the sole authority to specify which Awards are to be granted in compliance with Section 162(m) and treated as Performance-Based Compensation.

15.2 Performance Measures.    The performance measures upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a) Book value;

(b) Cash flow (including, but not limited to, operating cash flow, free cash flow, cash flow return on equity, and cash flow return on investment);

(c) Customer Satisfaction;

(d) Earnings (either in aggregate or on a per-share basis);

(e) Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA);

(f) Economic value added net operating profit after tax minus the sum of capital multiplied by the cost of capital);

(g) Expenses/costs;

(h) Gross or net income

(i) Gross or net operating margins;

(j) Gross or net operating profits

(k) Gross or net revenues/sales;

(l) Margins;

(m) Market share;

(n) Net income;

(o) Operating efficiency;

(p) Operating income;

(q) Operational performance measures;

(r) Pre-tax Income;

(s) Productivity ratios and measures;

(t) Profitability ratios;

(u) Return measures (including, but not limited to, return on assets, equity, capital, invested ,capital, sales or revenues);

(v) Share price (including, but not limited to, growth in share price and total shareholder return);

(w) Strategic business objectives (including objective project milestones);

(x) Transactions relating to acquisitions or divestitures; or

(y) Working capital.

Any Performance Measure(s) may, as the Committee, in its sole discretion deems appropriate, (i) relate to the performance of the Company, any Affiliate, or any Subsidiary as a whole or any business unit or division of the Company, any Affiliate, or any Subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other Performance Measures, or (v) any combination of the foregoing.

15.3 Evaluation of Performance.    The Committee may provide in any Award intended to qualify as Performance-Based Compensation that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses or (g) gains and losses that are treated as extraordinary items under Accounting Standards Codification Topic 225. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

15.4 Adjustment of Performance-Based Compensation.    Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.

15.5 Committee Discretion.    In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures or permit flexibility with respect to the terms of any Award or Awards to be treated as Performance-Based Compensation without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 15.2.

Article 16. Nonemployee Director Awards

16.1 Awards to Nonemployee Directors.    The Committee shall recommend and the Board shall approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

16.2 Awards in Lieu of Fees.    The Board may permit a Nonemployee Director the opportunity to receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other type of Awards pursuant to such terms and conditions as the Board may prescribe and set forth in an applicable sub-plan or Award Agreement.

16.3 Annual Award Limits.    Notwithstanding any provision of the Plan to the contrary, the maximum aggregate number of Shares for which Options, SARs, Restricted Stock Restricted Stock Units and Other Stock Based Awards that may be granted to any Non-employee Director in any calendar year shall be 50,000 shares, respectively (for avoidance of the doubt, this limit applies separately to each type of Award).

Article 17. Effect of a Change in Control

17.1 Double-Trigger Change in Control Vesting

(a) Except as otherwise provided in an applicable Award Agreement, in the event of a Change in Control, unless otherwise specifically prohibited under law or by the rules and regulations of a national security exchange applicable to the Company, if the employment of a Participant is terminated by the Company without Cause or by the Participant for “good reason” (based on the definition of that term, if any, as set forth in the applicable Award Agreement) within the twenty-four (24) month period following such Change in Control:

(i) any and all Options and SARs granted under the Plan will become both vested and immediately exercisable as of the date of such termination of employment;

(ii) any restrictions imposed on Restricted Stock and Restricted Stock Units will lapse, and Restricted Stock Units will become both vested and immediately payable as of the date of such termination of employment;

(iii) any outstanding Performance Share Units and Performance Units (including Awards intended to qualify for deductibility under Section 162(m) of the Code) will become both vested and immediately payable as of the date of such termination of employment; and

(iv) any Other Stock-Based Awards will become both vested and immediately payable as of the date of such termination of employment.

(b) In the event of a Change in Control, the payout opportunities attainable under all outstanding Performance Share Units and Performance Units (including Awards intended to qualify for deductibility under Section 162(m) of the Code) will be deemed to have been earned based on the greater of targeted performance and actual performance being attained as of the effective date of the Change in Control and such Performance Share Units and Performance Units will remain subject to time-based vesting for the remainder of the applicable performance period, subject to accelerated vesting in accordance with Section 17.1(a).

17.2    Notwithstanding the foregoing, in the event of a Change in Control, the Committee may determine that all outstanding Awards will be cancelled upon a Change in Control, and the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, will be paid out in cash, Shares or other property within a reasonable time subsequent to the Change in Control; provided, that (i) no such payment will be made on account of an Incentive Stock Option using a value higher than the Fair Market Value of a share of Stock on the date of settlement and (ii) prior to the occurrence of a Change in Control, the Committee may determine to cancel without any payment or other consideration any Options and SARs having, as applicable, an Exercise Price or Grant Price per share at the time of the Change in Control that is equal to or greater than the value of the consideration received by stockholders of the Company in respect of a Share in connection with the Change in Control.

Article 18. Dividends and Dividend Equivalents

18.1 Payment of Dividends on Restricted Stock.    With respect to an Award of Restricted Stock, the Committee may grant or limit the right of a Participant to receive dividends declared on Shares that are subject to such Award granted to the Participant; provided, however, that in the case of an Award of Restricted Stock as to which vesting depends upon the satisfaction of one or more performance conditions, such dividends shall be subject to the same performance conditions, as the underlying Award. Dividends shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee and set forth in the applicable Award Agreement.

18.2 Payment of Dividend Equivalents on Awards Other that Options, SARs and Restricted Stock.    Except for Options, SARs and Restricted Stock, the Committee may grant Dividend Equivalents to a Participant based on the dividends declared on Shares that are subject to any Award granted to the Participant, with such Dividend Equivalents credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee; provided, however, that in the case of an Award as to which vesting depends upon the satisfaction of one or more performance conditions or solely upon the satisfaction of a service condition, such Dividend Equivalents shall be subject to the same performance conditions or service conditions, as applicable, as the underlying Award. Dividend Equivalents shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 19. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Article 20. Rights of Participants

20.1 Employment.    Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Articles 3 and 21, this Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board or Committee without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.

20.2 Participation.    No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

20.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 21. Amendment and Termination

21.1 Amendment and Termination of the Plan and Awards.

(a) Subject to subparagraphs (b) and (c) of this Section 21.1 and Section 21.3 of the Plan, the Board may at any time amend or terminate the Plan or any outstanding Award Agreement.

(b) Except as provided for in Section 4.4, the terms of an outstanding Award Agreement may not be amended, without prior stockholder approval, to:

(i) reduce the Exercise Price of an outstanding Option or to reduce the Grant Price of an outstanding SAR,

(ii) cancel an outstanding Option or SAR in exchange for other Options or SARs with an Exercise Price or Grant Price, as applicable, that is less than the Exercise Price of the cancelled Option or the Grant Price of the cancelled SAR, as applicable, or

(iii) cancel an outstanding Option with an Exercise Price that is less than the Fair Market Value of a Share on the date of cancellation or cancel an outstanding SAR with a Grant Price that is less than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

(c) Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

21.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    Subject to Section 15.4, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 21.2 without further consideration or action.

21.3 Awards Previously Granted.    Notwithstanding any other provision of this Plan to the contrary, other than Sections 21.2 and 21.4, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

21.4 Amendment to Conform to Law.    Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to the Plan and any Award without further consideration or action.

21.5 Deferred Compensation.    Unless otherwise indicated in the applicable Award Agreement, it is not intended that any Award under this Plan, in form and/or operation, will constitute “deferred compensation” within the meaning of Code Section 409A and therefore, it is intended that each Award will not be subject to the requirements applicable to deferred compensation under section 409A of the Code and the regulations thereunder. If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).

Article 22. General Provisions

22.1 Forfeiture Events

(a) The Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award.

(b) Awards and any compensation directly attributable to Awards may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law and any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

22.2 Tax Withholding.

(a) Minimum Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of this Plan, but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements.

(b) Share Withholding.    With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units, or upon the achievement of performance goals related to Performance Share Units, or any other taxable event arising as a result of an Award granted hereunder (collectively referred to as “Share Payment”), the Company, in its discretion, may withhold from a Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement but in no event shall such withholding exceed the minimum statutory withholding requirement.

22.3 Legend.    The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

22.4 Gender and Number.    Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

22.5 Severability.    In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.6 Requirements of Law.    The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

22.7 Delivery of Title.    The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a) Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b) Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

22.8 Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.9 Investment Representations.    The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

22.10 Employees Based Outside of the United States.    Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees, Directors or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a) Determine which Subsidiaries shall be covered by this Plan;

(b) Determine which Employees, Directors or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c) Modify the terms and conditions of any Award granted to Employees, Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 22.10 by the Committee shall be attached to this Plan document as appendices; and

(e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22.11 Uncertificated Shares.    To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

22.12 Unfunded Plan.    Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

22.13 No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

22.14 Retirement and Welfare Plans.    Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

22.15 Nonexclusivity of this Plan.    The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

22.16 No Constraint on Corporate Action.    Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate.

22.17 Governing Law.    The Plan and each Award Agreement shall be governed by the laws of the state of Texas excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

22.18 Delivery and Execution of Electronic Documents.    To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and, (ii) permit Participant’s to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

22.19 No Representations or Warranties Regarding Tax Effect.    Notwithstanding any provision of the Plan to the contrary, the Company, Affiliates, Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

22.20 Indemnification.    Subject to requirements of the laws of the state of Texas, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Successors.    All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the C.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — Management recommends a vote FOR Proposals 1, 2, 3 and 4.

1.	Election of Directors:	01 - R. Denny Alexander 04 - Crawford H. Edwards 07 - Patrick B. Frost 10 - Richard M. Kleberg, III 13 - Horace Wilkins, Jr.	02 - Carlos Alvarez 05 - Ruben M. Escobedo 08 - David J. Haemisegger 11 - Charles W. Matthews 14 - Jack Wood	03 - Royce S. Caldwell 06 - Richard W. Evans, Jr. 09 - Karen E. Jennings 12 - Ida Clement Steen	+

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain
2.	To approve the 2015 Omnibus Incentive Plan.	☐	☐	☐	3.	To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost Bankers, Inc. for the fiscal year that began January 1, 2015.	☐	☐	☐

4.	Proposal to adopt the advisory (non-binding) resolution approving executive compensation.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

■		1 U P X	+
020L3B

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2014 Annual Report to Stockholders are available at: http://www.cfrvoteproxy.com

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Cullen/Frost Bankers, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF CULLEN/FROST BANKERS, INC.

The undersigned hereby revoking all proxies previously granted, appoints RICHARD W. EVANS, JR., and PATRICK B. FROST, and each of them, with power of substitution, as proxy of the undersigned, to attend the Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. on April 30, 2015 and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as designated on the reverse.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4 AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(Continued and to be marked, dated and signed, on the other side)

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by

11:59 p.m., Eastern Time, on April 29, 2015.

Vote by Internet
• Go to www.investorvote.com/CFR • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — Management recommends a vote FOR Proposals 1, 2, 3 and 4.

1.	Election of Directors:	01 - R. Denny Alexander 04 - Crawford H. Edwards 07 - Patrick B. Frost 10 - Richard M. Kleberg, III 13 - Horace Wilkins, Jr.	02 - Carlos Alvarez 05 - Ruben M. Escobedo 08 - David J. Haemisegger 11 - Charles W. Matthews 14 - Jack Wood	03 - Royce S. Caldwell 06 - Richard W. Evans, Jr. 09 - Karen E. Jennings 12 - Ida Clement Steen	+

☐	Mark here to vote FOR all nominees	☐	Mark here to WITHHOLD vote from all nominees	☐	For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below.

		For	Against	Abstain			For	Against	Abstain
2.	To approve the 2015 Omnibus Incentive Plan.	☐	☐	☐	3.	To ratify the selection of Ernst & Young LLP to act as independent auditors of Cullen/Frost Bankers, Inc. for the fiscal year that began January 1, 2015.	☐	☐	☐

4.	Proposal to adopt the advisory (non-binding) resolution approving executive compensation.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The Proxy Statement and the 2014 Annual Report to Stockholders are available at: http://www.cfrvoteproxy.com

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — Cullen/Frost Bankers, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF CULLEN/FROST BANKERS, INC.

The undersigned hereby revoking all proxies previously granted, appoints RICHARD W. EVANS, JR., and PATRICK B. FROST, and each of them, with power of substitution, as proxy of the undersigned, to attend the Annual Meeting of Shareholders of Cullen/Frost Bankers, Inc. on April 30, 2015 and any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present as designated on the reverse.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 and 4 AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

(Continued and to be marked, dated and signed, on the other side)